                                                                    Exhibit 2.1




                             DISTRIBUTION AGREEMENT


                                  by and among


                       ROCKWELL INTERNATIONAL CORPORATION,


                             ROCKWELL COLLINS, INC.


                                       and


                         ROCKWELL SCIENTIFIC COMPANY LLC




                                  June 29, 2001

                                TABLE OF CONTENTS

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
ARTICLE I                DEFINITIONS..........................................................................      1
    SECTION 1.01         General..............................................................................      1

ARTICLE II               THE DISTRIBUTION.....................................................................     35
    SECTION 2.01         The Distribution.....................................................................     35
    SECTION 2.02         Cooperation Prior to the Distribution................................................     35
    SECTION 2.03         Rockwell Board Action; Conditions to the Distribution................................     36
    SECTION 2.04         Waiver of Conditions.................................................................     37
    SECTION 2.05         Disclosure...........................................................................     37

ARTICLE III              TRANSACTIONS RELATING TO THE DISTRIBUTION............................................     37
    SECTION 3.01         Intercorporate Reorganization........................................................     37
    SECTION 3.02         Financial Instruments................................................................     40
    SECTION 3.03         Shared Agreements....................................................................     41
    SECTION 3.04         Intercompany Accounts and Arrangements...............................................     42
    SECTION 3.05         Cash Management......................................................................     44
    SECTION 3.06         The Rockwell Collins Board and the Rockwell Science Center Board.....................     46
    SECTION 3.07         Resignations; Transfer of Stock Held as Nominee......................................     47
    SECTION 3.08         Rockwell Collins Certificate of Incorporation and By-Laws; Rights Plan...............     48
    SECTION 3.09         Insurance............................................................................     48
    SECTION 3.10         Use of Names, Trademarks, etc........................................................     52
    SECTION 3.11         Consents.............................................................................     58
    SECTION 3.12         Intellectual Property................................................................     59
    SECTION 3.13         Software and Other License Agreements................................................     66
    SECTION 3.14         Charitable Entities..................................................................     66

ARTICLE IV               MUTUAL RELEASE; INDEMNIFICATION......................................................     67
    SECTION 4.01         Mutual Release.......................................................................     67
    SECTION 4.02         Indemnification by Rockwell..........................................................     67
    SECTION 4.03         Indemnification by Rockwell Collins..................................................     68
    SECTION 4.04         Indemnification by Rockwell Science Center...........................................     69
    SECTION 4.05         Limitations on Indemnification Obligations...........................................     69
    SECTION 4.06         Procedures Relating to Indemnification...............................................     70
    SECTION 4.07         Remedies Cumulative..................................................................     72
    SECTION 4.08         Survival of Indemnities..............................................................     72
    SECTION 4.09         Exclusivity of Tax Allocation Agreement and Science Center Tax Allocation Agreement..     72

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
ARTICLE V                ACCESS TO INFORMATION................................................................     73
    SECTION 5.01         Access to Information................................................................     73
    SECTION 5.02         Production of Witnesses..............................................................     75
    SECTION 5.03         Retention of Records.................................................................     75
    SECTION 5.04         Confidentiality......................................................................     76

ARTICLE VI               MISCELLANEOUS........................................................................     76
    SECTION 6.01         Entire Agreement; Construction.......................................................     76
    SECTION 6.02         Survival of Agreements...............................................................     77
    SECTION 6.03         Expenses.............................................................................     77
    SECTION 6.04         Governing Law........................................................................     78
    SECTION 6.05         Notices..............................................................................     78
    SECTION 6.06         Dispute Resolution...................................................................     80
    SECTION 6.07         Consent to Jurisdiction..............................................................     80
    SECTION 6.08         Amendments...........................................................................     81
    SECTION 6.09         Assignment...........................................................................     81
    SECTION 6.10         Captions; Currency...................................................................     81
    SECTION 6.11         Severability.........................................................................     81
    SECTION 6.12         Parties in Interest..................................................................     81
    SECTION 6.13         Schedules............................................................................     81
    SECTION 6.14         Termination..........................................................................     81
    SECTION 6.15         Waivers; Remedies....................................................................     82
    SECTION 6.16         Further Assurances...................................................................     82
    SECTION 6.17         Counterparts.........................................................................     82
    SECTION 6.18         Performance..........................................................................     82
    SECTION 6.19         Currency Calculations................................................................     82
    SECTION 6.20         Interpretation.......................................................................     82

                                     ANNEXES


Annex A - Employee Matters Agreement

Annex B - Tax Allocation Agreement


                                    SCHEDULES

Schedule 1.01(a)              - Rockwell Collins Amended By-Laws
Schedule 1.01(b)              - Rockwell Collins Restated Certificate of Incorporation
Schedule 1.01(c)              - Cypress Computer Servers
Schedule 1.01(d)              - Rockwell Automation Patents and Trademarks
Schedule 1.01(e)              - Rockwell Collins Securities
Schedule 1.01(f)              - Rockwell Automation Aircraft
Schedule 1.01(g)              - Former Businesses of Rockwell Automation
Schedule 1.01(h)              - Unrelated Former Businesses
Schedule 1.01(i)              - Rockwell Collins Aircraft
Schedule 1.01(j)              - Rockwell Collins Patents and Trademarks
Schedule 1.01(k)              - Rockwell Science Center Securities
Schedule 1.01(l)              - Former Businesses of Rockwell Collins
Schedule 1.01(m)              - Rockwell Collins Financial Instruments
Schedule 1.01(n)              - Rockwell Collins Litigation
Schedule 1.01(o)              - Rockwell Collins Non-U.S. Bank Accounts
Schedule 1.01(p)              - Rockwell Collins Subsidiaries
Schedule 1.01(q)              - Rockwell Collins U.S. Bank Accounts
Schedule 1.01(r)              - Rockwell Science Center Patents and Trademarks
Schedule 1.01(s)              - Rockwell Science Center Financial Instruments
Schedule 1.01(t)              - Rockwell Science Center Litigation
Schedule 1.01(u)              - Rockwell Science Center Non-U.S. Bank Accounts
Schedule 1.01(v)              - Rockwell Science Center Subsidiaries
Schedule 1.01(w)              - Rockwell Science Center U.S. Bank Accounts
Schedule 1.01(x)              - Rockwell Collins Credit Facilities
Schedule 1.01(y)              - Rockwell Science Center Credit Facilities
Schedule 3.01(c)              - Reorganization Transactions
Schedule 3.04(a)              - Continuing Intercompany Accounts
Schedule 3.04(b)(ii)          - Continuing Intercompany Agreements
Schedule 3.06(b)              - Rockwell Science Center Board
Schedule 3.07                 - Continuing Directors and Officers
Schedule 3.14                 - Rockwell Collins Charitable Commitments
Schedule 4.02(b)              - Certain Form 10 Sections

                             DISTRIBUTION AGREEMENT


                  DISTRIBUTION AGREEMENT (this "Agreement"), dated as of June 29, 2001, by and among (i) ROCKWELL INTERNATIONAL CORPORATION, a Delaware corporation ("Rockwell"), (ii) ROCKWELL COLLINS, INC., a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of Rockwell ("Rockwell Collins"), and (iii) ROCKWELL SCIENTIFIC COMPANY LLC, a Delaware limited liability company and, as of the date hereof, a wholly-owned subsidiary of Rockwell ("Rockwell Science Center").

                  WHEREAS, the Rockwell Board (as defined herein) has determined that it is appropriate and desirable to distribute all outstanding shares of Rockwell Collins Common Stock (as defined herein) on a pro rata basis to the holders of Rockwell Common Stock (as defined herein); and

                  WHEREAS, Rockwell, Rockwell Collins and Rockwell Science Center have determined that it is appropriate and desirable to set forth the principal corporate transactions required to effect such distribution and certain other agreements that will govern certain matters relating to such distribution;

                  NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS


                  SECTION 1.01 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACTION" means, with respect to any Person, any actual or threatened or future action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity or any claims or other legal matters that have been or may be asserted by or against, or otherwise affect, such Person.

                  "ADMINISTRATIVE SERVICES" shall have the meaning ascribed thereto in Section 3.12(g)(i)(A).

                  "ADMINISTRATIVE SERVICES SOFTWARE" shall have the meaning ascribed thereto in Section 3.12(g)(i)(B).

                  "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that for purposes of the Transaction Agreements, following the Time of Distribution no member of any Group shall be deemed to be an Affiliate of any member of any other Group. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

                  "AGENCY LICENSING AGREEMENTS" means (a) the agency licensing agreement among Rockwell, Rockwell Science Center and ITL pursuant to which, among other things, ITL will act as exclusive agent for the Rockwell Automation Group in connection with the licensing of certain intellectual property to third parties in fields other than the Rockwell Automation Group's businesses and (b) the agency licensing agreement by and among Rockwell Collins, Rockwell Science Center and ITL pursuant to which, among other things, ITL will act as exclusive agent for the Rockwell Collins Group in connection with the licensing of certain intellectual property to third parties in fields other than the Rockwell Collins Group's businesses.

                  "AGREEMENT" shall have the meaning ascribed thereto in the preamble.

                  "ANCILLARY AGREEMENTS" means, collectively, the Employee Matters Agreement, the Tax Allocation Agreement, the Science Center Tax Allocation Agreement, the Continuing Services Agreements, the Rockwell Science Center Services Agreements, the Agency Licensing Agreements, the Transition Agreement and the Conveyance and Assumption Instruments.

                  "ASSETS" means any and all assets, properties and rights, whether tangible or intangible, real, personal or mixed, fixed, contingent or otherwise, and wherever located (other than ownership interests in Subsidiaries), including the following:


                  (a) real property (including land, plants, buildings and improvements) and real property interests (including leases);

                  (b) machinery, equipment, tooling, vehicles, furniture and fixtures, leasehold improvements, repair parts, tools, plant, laboratory and office equipment and supplies, computer hardware and software, computer networking equipment, engineering and design equipment, test equipment and other tangible personal property, together with any rights or claims arising out of maintenance or service contracts relating thereto or the breach of any express or implied warranty by the manufacturers or sellers of any of such assets or any component part thereof;

                  (c) inventories, including raw materials, work-in-process, materials, components, finished goods, parts, accessories and supplies;

                  (d) bank accounts;

                  (e) cash, cash on hand, cash equivalents, funds, certificates of deposit, similar instruments and travelers checks;

                  (f) accounts, loans and notes receivable (whether current or not current), performance and surety bonds and interests as beneficiary under letters of credit and other similar instruments and all proceeds thereof;

                  (g) Securities;

                  (h) swaps, collars, caps and other hedging arrangements of any kind;

                  (i) financial, accounting, corporate, operating, design, manufacturing, test and other data and records (in each case, in whatever form or medium, including electronic media), including books, records, notes, sales and sales promotional material and data, advertising materials, credit information, cost and pricing information, customer and supplier lists, business plans, reference catalogs, payroll and personnel records and procedures, blue-prints, research and development files, data and laboratory books, sales order files, litigation files, minute books, stock ledgers, stock transfer records and other similar data and records;

                  (j) Intellectual Property;

                  (k) Contracts;

                  (l) credits, prepaid expenses, deposits and retentions held by third parties;

                  (m) claims, causes of action, choses in action, rights under express or implied warranties, guarantees and indemnities and similar rights, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind;

                  (n) Licenses; and

                  (o) goodwill and going concern value.

                  "ASSIGNING PARTY" shall have the meaning ascribed thereto in
Section 3.11.

                  "AUTOMATION PRODUCTS" means (a) industrial automation products, systems and software, including controllers, electrical and electronic controls, I/O (input/output) systems, drives (including electronic drives for electric motors), sensors, power devices, packaged control products, operator interface devices, computer software and hardware products, gears, gear reducers, bearings, shaft supports, shaft hangers, shaft couplings, collars, clutches, sheaves, sprockets, pulleys, elevating and conveying machinery, power transmission machinery and components thereof, network monitoring products and motors and (b) training, installation, repair, maintenance, consulting, computer programming, designing, engineering, technical support and other services for use in the field of industrial automation.

                  "BNA" means Boeing North American, Inc., a Delaware corporation formerly named Rockwell International Corporation, and any successor thereto.

                  "BOEING" means The Boeing Company, a Delaware corporation.

                  "BOEING POST-CLOSING COVENANTS AGREEMENT" means the Post-Closing Covenants Agreement dated as of December 6, 1996 among Rockwell, Boeing, Boeing NA, Inc. and BNA, including all amendments thereto.

                  "BOEING TRANSITION AGREEMENT" means the Transition Agreement dated as of December 6, 1996 by and among Rockwell, Boeing and BNA, including all amendments thereto.

                  "BY-LAWS" means Rockwell Collins' amended by-laws substantially in the form attached hereto as Schedule 1.01(a).

                  "CASH" means all cash, cash on hand, cash equivalents, funds, certificates of deposit and similar instruments held by Rockwell or any of its Subsidiaries and Affiliates (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) immediately prior to the Time of Distribution (it being understood that cash equivalents do not include intercompany cash management balances which will be eliminated as of the Time of Distribution pursuant to Section 3.04(a)).

                  "CERTIFICATE OF INCORPORATION" means Rockwell Collins' restated certificate of incorporation substantially in the form attached hereto as Schedule 1.01(b).

                  "CLAIMS ADMINISTRATION" means the processing of claims made under insurance policies, including the reporting of claims to the insurer, management and defense of claims, and providing for appropriate releases upon settlement of claims.

                  "CLAIMS ADMINISTRATION CONTRACT" means the claims services agreement existing on the Distribution Date between Rockwell and Constitution State Service Company relating to the administration of self-insured general liability claims of Rockwell and its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group), which agreement constitutes a Rockwell Collins Shared Agreement.

                  "CLAIMS MADE POLICIES" shall have the meaning ascribed thereto in Section 3.09(b)(ii).

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor legislation.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "CONEXANT" means Conexant Systems, Inc., a Delaware corporation, and any successor thereto.

                  "CONEXANT DISTRIBUTION AGREEMENT" means the Distribution Agreement dated as of December 31, 1998 by and between Rockwell and Conexant, including all amendments thereto.

                  "CONEXANT TRANSITION AGREEMENT" means the Transition Agreement dated as of December 31, 1998 by and between Rockwell and Conexant, including all amendments thereto.

                  "CONSENTS" means consents, approvals, waivers, clearances, exemptions, allowances, novations, authorizations, filings, registrations and notifications.

                  "CONTINUING SERVICES AGREEMENTS" means (a) the continuing services agreement between Rockwell Collins and Rockwell entered into on or prior to the Distribution Date pursuant to which, among other things, Rockwell Collins will provide Rockwell with payroll and employee benefits administration services and (b) the continuing services agreement between Rockwell Collins and Rockwell Science Center entered into on or prior to the Distribution Date pursuant to which, among other things, Rockwell Collins will provide Rockwell Science Center with payroll and employee benefits administration services.

                  "CONTRACTS" means all agreements, real estate and other leases, contracts, memoranda of understanding, letters of intent, sales orders, purchase orders, open bids and other commitments, including in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.

                  "CONVEYANCE AND ASSUMPTION INSTRUMENTS" means, collectively, the various agreements, deeds, bills of sale, stock powers, certificates of title, instruments of conveyance and assignment, instruments of assumption and other instruments and documents to be entered into to effect the transfer of Assets and Subsidiaries and the assumption of Liabilities contemplated by the transactions described in Sections 3.01(b) and 3.01(c).

                  "COSTA MESA OFFICE LEASE" means the lease agreement dated December 20, 1996 between Rockwell and 600 Anton Boulevard Associates under which office space located at 600 Anton Boulevard, Costa Mesa, California is leased to Rockwell.

                  "CURRENT EXCESS WORKERS' COMPENSATION POLICY" means the excess workers' compensation liability insurance policy with National Union Insurance Company of Pittsburgh, Inc., a subsidiary of American International Group, as insurer, covering Rockwell and its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group), the coverage under which commenced on October 1, 2000 and terminates on September 30, 2003.

                  "CYPRESS ASSETS" means (i) Rockwell's Corporate Shared Services Center located at 5836 Corporate Avenue, Cypress, California, the lease agreement dated July 17, 1991 between Rockwell and IRP Muller Associates related thereto and all leasehold improvements, equipment and other tangible assets (including Rockwell's global employment management systems (GEMS) software, pension recordkeeping integrated solutions management (PRISM) software and subsystems related to such software) located thereat and (ii) the computer servers set forth on Schedule 1.01(c).

                  "DISPUTE" shall have the meaning ascribed thereto in Section 6.06.

                  "DISTRIBUTION" means the distribution, on the basis provided for in Section 2.01, to holders of Rockwell Common Stock of the shares of Rockwell Collins Common Stock owned by Rockwell on the Distribution Date.

                  "DISTRIBUTION AGENT" means the distribution agent selected by Rockwell to distribute Rockwell Collins Common Stock in connection with the Distribution.

                  "DISTRIBUTION DATE" means the date determined by the Rockwell Board as the date as of which the Distribution will be effected.

                  "DIVESTED BUSINESS EMPLOYEE" shall have the meaning ascribed thereto in the Employee Matters Agreement.

                  "EMPLOYEE MATTERS AGREEMENT" means the Employee Matters Agreement by and among Rockwell, Rockwell Collins and Rockwell Science Center, substantially in the form attached hereto as Annex A.

                  "EXCESS CP BORROWING AMOUNT" means the amount, if any, received by Rockwell Collins through the issuance of Rockwell Collins commercial paper on the day prior to the Distribution Date and/or on the Distribution Date in excess of an aggregate amount of $300 million, to the extent such excess amount is on deposit in the Rockwell Collins U.S. Bank Accounts (other than the Rockwell Collins Pension Trust Bank Accounts) at the Time of Distribution.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FORM 10" means the registration statement on Form 10 filed by Rockwell Collins with the Commission to effect the registration of the Rockwell Collins Common Stock pursuant to the Exchange Act, including all amendments thereto filed by Rockwell Collins with the Commission prior to the Time of Distribution.

                  "FORMER BUSINESS" means any corporation, partnership, entity, division, business unit, business, assets, plants, product line, operations or contract (including any assets and liabilities comprising the same) that has been sold, conveyed, assigned, transferred or otherwise disposed of or divested (in whole or in part) by any member of the Pre-Distribution Group or the operations, activities or production of which has been discontinued, abandoned, completed or otherwise terminated (in whole or in part) by any member of the Pre-Distribution Group.

                  "FORMER ROCKWELL CORPORATE EMPLOYEE" shall have the meaning ascribed thereto in the Employee Matters Agreement.

                  "GOVERNMENTAL ENTITY" means any government or any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency, federal, state, local, domestic, foreign or international.

                  "GROUP" means the Rockwell Automation Group, the Rockwell Collins Group or the Rockwell Science Center Group, as applicable.

                  "INDEMNIFIABLE LOSSES" means any and all losses, Liabilities, claims, damages, deficiencies, obligations, fines, payments, Taxes, Liens, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, whenever arising and whether or not resulting from Third Party Claims (including the costs and expenses of any and all Actions; all amounts paid in connection with any demands, assessments, judgments, settlements and compromises relating thereto; interest and penalties with respect thereto; out-of-pocket expenses and reasonable attorneys', accountants' and other experts' fees and expenses reasonably incurred in investigating, preparing for or defending against any such Actions or in asserting, preserving or enforcing an Indemnitee's rights hereunder; and any losses that may result from the granting of injunctive relief as a result of any such Actions).

                  "INDEMNIFYING PARTY" shall have the meaning ascribed thereto in Section 4.05(a).

                  "INDEMNITEE" means any of the Rockwell Automation Indemnitees, the Rockwell Collins Indemnitees or the Rockwell Science Center Indemnitees who or which is entitled to seek indemnification under this Agreement.

                  "INDEMNITY REDUCTION AMOUNTS" shall have the meaning ascribed thereto in Section 4.05(a).

                  "INFORMATION" means all records, books, contracts, instruments, computer data and other data and information (in each case, in whatever form or medium, including electronic media).

                  "INFORMATION STATEMENT" means the information statement with respect to Rockwell Collins sent to the holders of Rockwell Common Stock in connection with the Distribution.

                  "INSURANCE PROCEEDS" means monies (a) received by an insured from an insurer, (b) paid by an insurer on behalf of an insured or (c) received from any third party in the nature of insurance, contribution or indemnification in respect of any Liability.

                  "INTELLECTUAL PROPERTY" means (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents (including utility and design patents, industrial designs and utility models), patent applications, patent and invention disclosures and all other rights of inventorship, worldwide, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof; (b) trademarks, service marks, trade names, trade dress, logos, domain names, business and product names and slogans and any and every other form of trade identity and all registrations and applications for registration thereof, worldwide; (c) copyrights in copyrightable works and all other rights of authorship, worldwide, and all applications (including the right to file applications), registrations and renewals in connection therewith; (d) mask works and semiconductor chip rights, worldwide, and all applications (including the right to file applications), registrations and renewals in connection therewith; (e) trade secrets and confidential business and technical information (including ideas, research and development, know-how, formulas, technology, compositions, manufacturing and production processes and techniques, technical data, engineering, production and other designs, drawings, engineering notebooks, industrial models, software and specifications and any other information meeting the definition of a trade secret under the Uniform Trade Secrets Act); (f) computer and electronic data processing programs and software, both source code and object code (including data and related documentation, flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, computer databases and similar items), computer applications and operating programs; (g) rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide; (h) all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including electronic media); (i) all other proprietary and intellectual property rights and interests; and (j) all other rights relating to any or all of the foregoing.

                  "IRS" means the Internal Revenue Service.

                  "ITL" means Innovative Technology Licensing, LLC, a Delaware limited liability company and a wholly owned subsidiary of Rockwell Science Center.

                  "LIABILITIES" means any and all claims, debts, liabilities, commitments and obligations of whatever nature, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected as a liability in financial statements or disclosed in the notes thereto, including all costs and expenses relating thereto and those claims, debts, liabilities, commitments and obligations:

                  (a) based upon, arising out of or relating to any law, rule, regulation, order or consent decree of any Governmental Entity or any noncompliance therewith or breach or violation of any thereof;

                  (b) in respect of accounts payable;

                  (c) in respect of outstanding checks;

                  (d) based upon, arising out of or relating to workers' compensation, automobile liability, general liability, product liability, intellectual property liability and other claims and matters (whether direct or for indemnification of any Person or otherwise, and whether insured or uninsured);

                  (e) based upon, arising out of or relating to Actions or any award of any arbitrator of any kind;

                  (f) in respect of salary, bonuses, incentive payments, severance payments and other compensation payments and all Taxes and withholdings related thereto;

                  (g) in respect of employee welfare and fringe benefits;

                  (h) based upon, arising out of or relating to environmental matters (including all removal, remediation and cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages and all other costs and damages);

                  (i) based upon, arising out of or relating to Contracts;

                  (j) based upon, arising out of or relating to any tort (whether based on negligence, strict liability or otherwise) or infringement; and

                  (k) in respect of products and services, including warranty liabilities, deferred revenues, product liability claims and liabilities in respect of the return, repair or replacement of products.

                  "LICENSES" means licenses, permits, authorizations, consents, certificates, registrations, variances, franchises and other approvals from any Governmental Entity, including those relating to environmental matters.

                  "LIEN" means any lien, security interest, pledge, mortgage, charge, restriction, claim, retention of title agreement or other encumbrance of whatever nature.

                  "LOS ANGELES OFFICE LEASE" means the lease agreement dated April 15, 1994 between Rockwell and Center West under which office space located at 10877 Wilshire Boulevard, Los Angeles, California is leased for the benefit of Robert Anderson.

                  "MERITOR" means ArvinMeritor, Inc., an Indiana corporation, successor by merger to Meritor Automotive, Inc., a Delaware corporation, and any successor thereto.

                  "MERITOR DISTRIBUTION AGREEMENT" means the Distribution Agreement dated as of September 30, 1997 by and between Rockwell and Meritor, including all amendments thereto.

                  "MERITOR TRANSITION AGREEMENT" means the Transition Agreement dated as of September 30, 1997 by and between Rockwell and Meritor, including all amendments thereto.

                  "METLIFE TRUST" means (a) the MetLife Demutualization Grantor Trust established by Rockwell in 2000 in connection with the demutualization of the Metropolitan Life Insurance Company and (b) all funds contained therein and rights related thereto.

                  "MILWAUKEE OFFICE LEASE" means the lease agreement dated March 5, 1999 between Rockwell and Firstar Bank N.A. under which office space located at 777 E. Wisconsin Avenue, Milwaukee, Wisconsin is leased to Rockwell.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "OCCURRENCE BASIS POLICIES" shall have the meaning ascribed thereto in Section 3.09(b)(i).

                  "ORDINARY COURSE INTERCOMPANY ARRANGEMENTS" shall have the meaning ascribed thereto in Section 3.04(b)(ii).

                  "PERSON" means any individual, partnership, joint venture, corporation, limited liability entity, trust, unincorporated organization or other entity (including a Governmental Entity).

                  "PITTSBURGH OFFICE LEASE" means the lease agreement dated December 28, 1989 between Rockwell and Lincoln Liberty Avenue, Ltd. under which office space located at 625 Liberty Avenue, Pittsburgh, Pennsylvania is leased to Rockwell.

                  "POLICIES" means all insurance policies, insurance contracts and claim administration contracts of any kind of the Pre-Distribution Group which were or are in effect at any time at or prior to the Time of Distribution (other than insurance policies, insurance contracts and claim administration contracts established in contemplation of the Distribution to cover only members of the Rockwell Collins Group or members of the Rockwell Science Center Group from and after the Time of Distribution), including primary, excess and umbrella, commercial general liability, fiduciary liability, product liability, automobile, aircraft, property and casualty, business interruption, directors' and officers' liability, employment practices liability, workers' compensation, crime, errors and omissions, special accident, cargo and employee dishonesty insurance policies and captive insurance company arrangements, together with all rights, benefits and privileges thereunder.

                  "PRE-DISTRIBUTION GROUP" means (a) each of Rockwell, the Subsidiaries of Rockwell existing immediately prior to the Time of Distribution (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) and the former Subsidiaries of Rockwell, (b) each of the predecessors of each of the foregoing (including BNA) and (c) each of the present and former Subsidiaries and other Affiliates of each of the foregoing, and their predecessors. Notwithstanding the foregoing, BNA and Persons who are Affiliates of BNA after December 6, 1996 will not constitute members of the Pre-Distribution Group after December 6, 1996.

                  "PRESCRIPTION CENTER ASSETS" means Rockwell's prescription center located at 298 Blairs Ferry Road, N.E., Cedar Rapids, Iowa, the lease agreement dated April 1997 between Rockwell Collins and Lawrence R. Kelly and Dorothy A. Kelly related thereto and all leasehold improvements, equipment and other tangible assets located thereat.

                  "PRIVILEGED INFORMATION" means, with respect to any Group, Information regarding a member of such Group, or any of its operations, employees, Assets or Liabilities (whether in documents or stored in any other form or known to its employees or agents) that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine or other applicable privileges, that a member of any other Group may come into possession of or obtain access to pursuant to this Agreement or otherwise.

                  "RECIPIENT PARTY" shall have the meaning ascribed thereto in
Section 3.11.

                  "RECORD DATE" means the close of business on the date determined by the Rockwell Board as the record date for the Distribution.

                  "RECORDED AMOUNT" means, with respect to cash in U.S. and non-U.S. bank accounts, the amount on deposit in such bank accounts, as reflected on bank account statements in respect of such bank accounts, as of the Time of Distribution. The parties acknowledge that the Recorded Amount with respect to any bank account will not have deducted therefrom the amount of outstanding checks issued on such account.

                  "REPRESENTATIVE" means, with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

                  "RIGHTS" means the Rights to be issued pursuant to the Rights Plan.

                  "RIGHTS PLAN" means the rights agreement entered into on or prior to the Distribution Date between Rockwell Collins and Mellon Investor Services LLC, as rights agent, substantially in the form filed as an exhibit to the Form 10.

                  "ROCKWELL" shall have the meaning ascribed thereto in the preamble.

                  "ROCKWELL AUTOMATION ASSETS" means the following:

                  (a) all rights of any member of the Rockwell Automation Group under any Transaction Agreement to which it is or becomes a party;

                  (b) all Assets which are expressly allocated to any member of the Rockwell Automation Group pursuant to the Employee Matters Agreement, the Tax Allocation Agreement, the Science Center Tax Allocation Agreement or the Transition Agreement;

                  (c) all Assets (other than those described in paragraphs (b) and (d) of the definition of "Rockwell Collins Assets" and paragraphs
         (b) and (d) of the definition of "Rockwell Science Center Assets") which immediately prior to the Time of Distribution are owned by Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) and which are used primarily in or relate primarily to the Rockwell Automation Business, as the same shall exist as of such time;

                  (d) the following specifically enumerated Assets which immediately prior to the Time of Distribution are owned by Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group), in each case whether or not such Assets are used primarily in or relate primarily to the Rockwell Automation Business, the Rockwell Collins Business or the Rockwell Science Center Business:

                           (i) all (A) Rockwell Automation Retained Accounts,
                  and (B) Cash, including all cash contained in the Rockwell Automation Retained Accounts, the Rockwell Collins U.S. Bank Accounts, the Rockwell Collins Non-U.S. Bank Accounts, the Rockwell Science Center U.S. Bank Accounts and the Rockwell Science Center Non-U.S. Bank Accounts, but not including cash described in paragraphs (d)(vi), (d)(viii), (d)(ix), (d)(xi) and (d)(xii) of the definition of "Rockwell Collins Assets" and paragraphs (d)(ii) and (d)(v) of the definition of "Rockwell Science Center Assets";

                           (ii) all Securities, other than Rockwell Collins
                  Securities and Rockwell Science Center Securities;

                           (iii) all Policies (including Shared Policies) and
                  all rights, benefits and privileges thereunder and related thereto (including the right to receive any and all return premiums with respect thereto), other than (A) the right to assert claims under Shared Policies to the extent described in
                  Section 3.09(b), (B) the right to assert claims under the Current Excess Workers' Compensation Policy to the extent described in Section 3.09(c) and (C) rights in respect of the Claims Administration Contract to the extent described in
                  Section 3.09(e);

                           (iv) other than as provided for in Section 3.10, all
                  rights in, and to the use of, the names, trademarks, trade names, domain names and service marks "Rockwell", "Rockwell International", "Rockwell Automation", "Rockwell Collins", "Rockwell Science Center" and "Rockwell Scientific Company" and all corporate symbols and logos related thereto and all names, trademarks, trade names, domain names and service marks which include the words "Rockwell" or "Rockwell International";

                           (v) the Rockwell VEBA;

                           (vi) the Rockwell Good Government Committee;

                           (vii) the patents, patent applications, invention
                  disclosures and registered trademarks set forth on Schedule 1.01(d);

                           (viii) 50% of Rockwell's ownership interest in
                  Rockwell Science Center;

                           (ix) all interests in charitable trusts (including
                  the Rockwell Charitable Trust and the Rockwell Canadian Charitable Trust) and assets thereof, subject to the provisions of Section 3.14;

                           (x) 32% of all assets of the MetLife Trust;

                           (xi) the Rockwell Property Trust;

                           (xii) the Rockwell Insurance Escrow Account;

                           (xiii) the aircraft set forth on Schedule 1.01(f);

                           (xiv) the Milwaukee Office Lease and all leasehold
                  improvements, equipment and other assets located at or related to the office facility leased thereunder;

                           (xv) the Costa Mesa Office Lease and all leasehold
                  improvements, equipment and other assets located at or related to the office facility leased thereunder;

                           (xvi) the Pittsburgh Office Lease and all leasehold
                  improvements, equipment and other assets located at or related to the office facility leased thereunder;

                           (xvii) all Assets based upon, arising out of or
                  relating to the RAN Contract;

                           (xviii) all Assets based upon, arising out of or
                  relating to the operations of (A) the Santa Susana Field Laboratory operated by Rockwell's former Rocketdyne Division,
                  (B) the Rocky Flats plant, Golden, Colorado and (C) the Hanford Nuclear Reservation, Hanford, Washington;

                           (xix) all rights to receive payments for services
                  rendered prior to the Time of Distribution under the Boeing Transition Agreement (other than pursuant to Section 2 of the Boeing Transition Agreement), the Meritor Transition Agreement and the Conexant Transition Agreement (other than pursuant to Section 2 or 9 of the Conexant Transition Agreement);

                           (xx) all rights in U.S. Patent #4,368,098 entitled
                  "Epitaxial Composite and Method of Making", all license agreements and royalties with respect to the licensing thereof and all rights to sue and recover for and remedies against past, present and future infringements thereof (including all rights in respect of the Action Rockwell International Corporation v. United States and SDL, Inc., Civ. No. 93-542 C, U.S. Court of Federal Claims);

                           (xxi) all Assets relating to country club memberships
                  of Former Rockwell Corporate Employees;

                           (xxii) all Rockwell Science Center Shared Agreements
                  that relate to the Rockwell Automation Business and rights, benefits and privileges thereunder and all Rockwell Collins Shared Agreements and rights, benefits and privileges thereunder, except that, with respect to Shared Agreements relating to Unrelated Former Businesses, Rockwell Collins will have the rights described in paragraph (c)(i) of the definition of "Rockwell Collins Assets" and Rockwell Science Center will have the rights described in paragraph (c)(i) of the definition of "Rockwell Science Center Assets"; and

                           (xxiii) all rights in respect of Unrelated Former
                  Businesses, other than (A) rights expressly allocated to Rockwell Collins pursuant to the Transaction Agreements in respect of Unrelated Former Businesses and current and former employees thereof, which shall constitute Rockwell Collins Assets, (B) rights described in paragraphs (c)(i) and (d) of the definition of "Rockwell Collins Assets", which shall constitute Rockwell Collins Assets and (C) rights described in paragraphs (c)(i) and (d) of the definition of "Rockwell Science Center Assets", which shall constitute Rockwell Science Center Assets;

                  (e) all other Assets which immediately prior to the Time of Distribution are owned by Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) that are not Rockwell Collins Assets or Rockwell Science Center Assets; and

                  (f) all rights, choses in action, causes of action and claims of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) to the extent relating to any asset described in paragraphs (a) through (e) above.

                  Anything contained herein to the contrary notwithstanding, assets described in paragraphs (b) and (d) of the definition of "Rockwell Collins Assets" and paragraphs (b) and (d) of the definition of "Rockwell Science Center Assets" will not be included in Rockwell Automation Assets.

                  "ROCKWELL AUTOMATION BUSINESS" means:

                  (a) the Automation business engaged in prior to the Time of Distribution by the Pre-Distribution Group of researching, developing, designing, engineering, manufacturing, building, selling, distributing, installing, modifying, repairing, servicing and supporting Automation Products (marketed under such names as Rockwell Automation, Allen-Bradley, Rockwell Software, Dodge, and Reliance Electric);

                  (b) the Electronic Commerce business engaged in at all times prior to the Time of Distribution by the Pre-Distribution Group of researching, developing, designing, engineering, manufacturing, building, selling, distributing, installing, modifying, repairing, servicing and supporting electronic commerce products for call center systems and personalized electronic commerce applications, including automatic call distributors, computer telephony integration software, information collection, reporting, queuing and management systems, and call center systems and consulting services;

                  (c) Former Businesses related primarily to any of the foregoing, including Former Businesses listed on Schedule 1.01(g); and

                  (d) activities of the Pre-Distribution Group related to the foregoing; provided, however, that, notwithstanding anything contained herein to the contrary, the Rockwell Automation Business shall not include (i) the Rockwell Science Center Business or (ii) the Unrelated Former Businesses set forth on Schedule 1.01(h).

                  "ROCKWELL AUTOMATION EXPENSES" means:

                  (a) the following out-of-pocket fees, costs and expenses of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group), whether incurred and/or paid before, at or after the Time of
         Distribution:

                           (i) all investment banking, legal and auditing fees
                  and expenses incurred in connection with effecting the Distribution (other than (A) any such fees and expenses described in paragraphs (a) and (b) of the definition of "Rockwell Collins Expenses" or paragraph (a) of the definition of "Rockwell Science Center Expenses" and (B) any such fees and expenses incurred in connection with any dispute or modification after the Distribution Date with respect to the Transaction Agreements or the transactions contemplated thereby or any claim under Article IV);

                           (ii) all fees and expenses of the Distribution Agent
                  incurred in connection with effecting the Distribution;

                           (iii) the initial listing fee payable to the NYSE for
                  the initial listing of the Rockwell Collins Common Stock on the NYSE; and

                           (iv) all out-of-pocket fees, costs and expenses
                  relating to the Distribution to the extent the same relate to operations of the Rockwell Automation Business after the Time Distribution; and

                  (b) all other out-of-pocket fees, costs and expenses of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) incurred through the Time of Distribution in connection with effecting the Distribution, the preparation, execution and delivery of the Transaction Agreements and the consummation of the Distribution which are not Rockwell Collins Expenses or Rockwell Science Center Expenses.

                  "ROCKWELL AUTOMATION GROUP" means Rockwell and the Rockwell Subsidiaries.

                  "ROCKWELL AUTOMATION INDEMNITEES" means each member of the Rockwell Automation Group, each of their respective Representatives and each of the heirs, executors, successors and permitted assigns of any of the foregoing.

                  "ROCKWELL AUTOMATION LIABILITIES" means the following:

                  (a) all Liabilities of any member of the Rockwell Automation Group under any Transaction Agreement to which it is or becomes a party;

                  (b) all Liabilities for which any member of the Rockwell Automation Group is expressly made responsible pursuant to the Employee Matters Agreement, the Tax Allocation Agreement, the Science Center Tax Allocation Agreement or the Transition Agreement;

                  (c) all Liabilities (other than those described in paragraphs
         (b) and (d) of the definition of "Rockwell Collins Liabilities" and paragraphs (b) and (d) of the definition of "Rockwell Science Center Liabilities") of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) to the extent based upon, arising out of or relating to the Rockwell Automation Assets or the Rockwell Automation Business, including:

                           (i) all Liabilities to the extent relating to the
                  Rockwell Automation Business based upon, arising out of or relating to Contracts (whether or not such Contracts constitute Rockwell Automation Assets) (including any primary, secondary, contingent or other obligations, such as under guaranties or indemnities, in respect of Contracts), including Liabilities arising out of any breaches or violations and Liabilities to make payments or otherwise in connection with the termination thereof as a result of the transactions contemplated hereby or otherwise and including Liabilities in respect of Shared Agreements;

         provided, however, that Rockwell Automation Liabilities shall not include Liabilities in respect of Rockwell Automation Assets to the extent they constitute (i) Rockwell Collins Liabilities described in paragraph (c) of the definition of "Rockwell Collins Liabilities" because they are based upon, arise out of or relate to the Rockwell Collins Business or (ii) Rockwell Science Center Liabilities described in paragraph (c) of the definition of "Rockwell Science Center Liabilities" because they are based upon, arise out of or relate to the Rockwell Science Center Business;

                  (d) the following specifically enumerated Liabilities of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group), in each case whether or not such Liabilities relate to the Rockwell Automation Business, the Rockwell Automation Assets, the Rockwell Collins Business, the Rockwell Collins Assets, the Rockwell Science Center Business or the Rockwell Science Center Assets:

                           (i) all Liabilities in respect of the RAN Contract;

                           (ii) all (A) Liabilities in respect of
                  asbestos-related claims of Former Rockwell Corporate Employees and Divested Business Employees in connection with their employment by any member of the Pre-Distribution Group and (B) Liabilities in respect of tort claims by Former Rockwell Corporate Employees and Divested Business Employees in respect of the operations of the Rocky Flats plant, Golden, Colorado (other than, in the case of both clauses (A) and (B), Liabilities described in Section 6.01(d) of the Employee Matters Agreement or paragraph (d)(iii) of the definition of "Rockwell Collins Liabilities", which shall constitute Rockwell Collins Liabilities), in each case whether asserted prior to, on or after the Distribution Date;

                           (iii) all (A) employee indemnification Liabilities in
                  respect of the July 1994 explosion at the Santa Susana Field Laboratory operated by Rockwell's former Rocketdyne Division (other than Liabilities described in Section 6.01(d) of the Employee Matters Agreement or paragraph (d)(iii) of the definition of "Rockwell Collins Liabilities", which shall constitute Rockwell Collins Liabilities) and (B) all other Liabilities in respect of the operations of the Santa Susana Field Laboratory operated by Rockwell's former Rocketdyne Division (other than, in the case of this clause (B) only, Liabilities described in paragraphs (d)(ii) and (iii) of the definition of "Rockwell Collins Liabilities" and Liabilities allocated to Rockwell Collins under the Employee Matters Agreement, which shall constitute Rockwell Collins Liabilities);

                           (iv) all (A) Liabilities not described in paragraph
                  (d)(ii)(B) of this definition in respect of the operations of the Rocky Flats plant, Golden, Colorado (including in respect of the pending Action brought against Rockwell by James Stone relating to alleged violations of the False Claims Act) and
                  (B) Liabilities in respect of the operations of the Hanford Nuclear Reservation, Hanford, Washington (other than, in the case of both clauses (A) and (B), Liabilities described in paragraphs (d)(ii) and (iii) of the definition of "Rockwell Collins Liabilities" and Liabilities allocated to Rockwell Collins under the Employee Matters Agreement, which shall constitute Rockwell Collins Liabilities);

                           (v) all Liabilities in respect of the Milwaukee
                  Office Lease (other than Liabilities described in paragraphs
                  (d)(ii) and (iii) of the definition of "Rockwell Collins Liabilities" and Liabilities allocated to Rockwell Collins under the Employee Matters Agreement, which shall constitute Rockwell Collins Liabilities);

                           (vi) all Liabilities in respect of the Costa Mesa
                  Office Lease (other than Liabilities described in paragraphs
                  (d)(ii) and (iii) of the definition of "Rockwell Collins Liabilities" and Liabilities allocated to Rockwell Collins under the Employee Matters Agreement, which shall constitute Rockwell Collins Liabilities);

                           (vii) all Liabilities in respect of the Pittsburgh
                  Office Lease (other than Liabilities described in paragraphs
                  (d)(ii) and (iii) of the definition of "Rockwell Collins Liabilities" and Liabilities allocated to Rockwell Collins under the

                  Employee Matters Agreement, which shall constitute Rockwell Collins Liabilities);

                           (viii) all Liabilities based upon, arising out of or
                  relating to the wind tunnel donated by Rockwell to the University of California, Los Angeles, in 1998;

                           (ix) all Liabilities based upon, arising out of or
                  relating to the Rockwell Debt, including all indebtedness outstanding thereunder and interest and fees payable with respect thereto; and

                           (x) all Liabilities based upon, arising out of or
                  relating to Unrelated Former Businesses, other than (A) Liabilities expressly allocated to Rockwell Collins pursuant to the Transaction Agreements in respect of Unrelated Former Businesses and current and former employees thereof, which shall constitute Rockwell Collins Liabilities, (B) Liabilities described in paragraphs (c)(ii) and (d) of the definition of "Rockwell Collins Liabilities", which shall constitute Rockwell Collins Liabilities, and (C) Liabilities described in paragraphs (c)(ii) and (d) of the definition of "Rockwell Science Center Liabilities", which shall constitute Rockwell Science Center Liabilities; and

                  (e) all other Liabilities of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) in respect of operations engaged in prior to the Time of Distribution that are not Rockwell Collins Liabilities or Rockwell Science Center Liabilities.

                  Anything contained herein to the contrary notwithstanding, Liabilities described in paragraphs (b) and (d) of the definition of "Rockwell Collins Liabilities" and paragraphs (b) and (d) of the definition of "Rockwell Science Center Liabilities" will not be included in Rockwell Automation Liabilities.

                  "ROCKWELL AUTOMATION LICENSE AGREEMENT" shall have the meaning ascribed thereto in Section 3.13.

                  "ROCKWELL AUTOMATION RETAINED ACCOUNTS" means all bank accounts of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) immediately prior to the Time of Distribution, other than Rockwell Collins U.S. Bank Accounts, Rockwell Collins Non-U.S. Bank Accounts, Rockwell Science Center U.S. Bank Accounts and Rockwell Science Center Non-U.S. Bank Accounts.

                  "ROCKWELL BOARD" means the Board of Directors of Rockwell or a duly authorized committee thereof.

                  "ROCKWELL CANADIAN CHARITABLE TRUST" means the Rockwell International Canadian Trust.

                  "ROCKWELL CHARITABLE TRUST" means the Rockwell International Corporation Trust.

                  "ROCKWELL CLIR FUND" means (a) the Rockwell Continued Life Insurance Reserve Fund and (b) all funds contained therein and rights related thereto.

                  "ROCKWELL COLLINS" shall have the meaning ascribed thereto in the preamble.

                  "ROCKWELL COLLINS ASSETS" means the following:

                  (a) all rights of any member of the Rockwell Collins Group under any Transaction Agreement to which it is or becomes a party;

                  (b) all Assets which are expressly allocated to any member of the Rockwell Collins Group pursuant to the Employee Matters Agreement, the Tax Allocation Agreement, the Science Center Tax Allocation Agreement or the Transition Agreement;

                  (c) all Assets (other than those described in paragraphs (b) and (d) of the definition of "Rockwell Automation Assets" and paragraphs (b) and (d) of the definition of "Rockwell Science Center Assets") which immediately prior to the Time of Distribution are owned by Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) and which are used primarily in or relate primarily to the Rockwell Collins Business, as the same shall exist as of such time, including:

                           (i) all rights in respect of Unrelated Former
                  Businesses relating primarily to the operations of the Rockwell Collins Business which do not constitute a Rockwell Automation Asset (or a right related thereto) described in any of paragraphs (b) or (d)(i) - (xxi) of the definition of "Rockwell Automation Assets" or a Rockwell Science Center Asset (or a right related thereto) described in paragraphs (b) or (d) of the definition of "Rockwell Science Center Assets", including:

                                    (A) rights to receive payments for services
                           provided under Section 9 of the Conexant Transition Agreement;

                                    (B) all rights to the extent relating
                           primarily to the operations of the Rockwell Collins Business to receive indemnification from (x) BNA pursuant to the Boeing Post-Closing Covenants Agreement, (y) Meritor pursuant to the Meritor Distribution Agreement or (z) Conexant pursuant to the Conexant Distribution Agreement; and

                                    (C) all rights to the extent relating
                           primarily to the operations of the Rockwell Collins Business under Section 20 of the Boeing Transition Agreement;

                  (d) the following specifically enumerated Assets which immediately prior to the Time of Distribution are owned by Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group), in each case whether or not such Assets are used primarily in or relate primarily to the Rockwell Automation Business, the Rockwell Collins Business or the Rockwell Science Center Business:

                           (i) 50% of Rockwell's ownership interest in Rockwell
                  Science Center;

                           (ii) the Cypress Assets;

                           (iii) the Prescription Center Assets;

                           (iv) the Los Angeles Office Lease and all leasehold
                  improvements, equipment and other tangible assets located at the office facility leased thereunder;

                           (v) the Washington Office Assets;

                           (vi) the Rockwell CLIR Fund;

                           (vii) the Rockwell Collins U.S. Bank Accounts, the
                  Rockwell Collins Non-U.S. Bank Accounts and the Rockwell Collins Patent Escrow Account;

                           (viii) (A) cash contained in Rockwell Collins U.S.
                  Bank Accounts and Rockwell Collins Non-U.S. Bank Accounts (other than Rockwell Collins Pension Trust Bank Accounts) of up to an aggregate Recorded Amount equal to the Rockwell Collins Distribution Date Funding Amount; (B) all balances contained in petty cash accounts at non-U.S. locations of the Rockwell Collins Business; (C) the dollar value of travelers checks at non-U.S. locations of the Rockwell Collins Business;
                  (D) all cash contained in the Rockwell Collins Patent Escrow Account; and (E) pension funds held by the Rockwell Group Trust as of the Time of Distribution after giving effect to the transfers contemplated by Sections 3.01(c)(ii) and (iii) of the Employee Matters Agreement (subject to Section 3.01(c) of the Employee Matters Agreement);

                           (ix) 65% of all assets of the MetLife Trust;

                           (x) the aircraft set forth on Schedule 1.01(i);

                           (xi) the Rockwell Collins VEBA;

                           (xii) the Rockwell Collins Good Government Committee;

                           (xiii) the patents, patent applications, invention
                  disclosures and registered trademarks set forth on Schedule 1.01(j);

                  (xiv) the Rockwell Collins Securities; and

                  (xv) the Rockwell Collins Charitable Corporation; and

                  (e) all rights, choses in action, causes of action and claims of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) to the extent relating to any asset described in paragraphs (a) through (d) above.

                  Anything contained herein to the contrary notwithstanding, assets described in paragraphs (b) and (d) of the definition of "Rockwell Automation Assets" and paragraphs (b) and (d) of the definition of "Rockwell Science Center Assets" will not be included in Rockwell Collins Assets.

                  "ROCKWELL COLLINS BOARD" means the Board of Directors of Rockwell Collins.

                  "ROCKWELL COLLINS BUSINESS" means:

                  (a) the Rockwell Collins business engaged in prior to the Time of Distribution by the Pre-Distribution Group of researching, developing, designing, engineering, manufacturing, building, selling, distributing, installing, modifying, repairing, servicing and supporting aviation electronics and airborne and mobile communications products and systems for commercial and military applications (marketed primarily under the name Rockwell Collins), including (i) flight deck electronic products and systems, including communications, navigation, display and automatic flight control systems, as well as in-flight entertainment and information management systems, and (ii) defense electronics products and systems, including communications, navigation and integrated systems, for airborne, ground and shipboard applications;

                  (b) Former Businesses related primarily to any of the foregoing, including the Former Businesses listed on Schedule 1.01(l); and

                  (c) activities of the Pre-Distribution Group related to the foregoing; provided, however, that, notwithstanding anything contained herein to the contrary, the Rockwell Collins Business shall not include
         (i) the Rockwell Science Center Business or (ii) the Unrelated Former Businesses set forth on Schedule 1.01(h).

                  "ROCKWELL COLLINS CHANGE IN CONTROL" means any of the following events or circumstances: (a) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder) of shares of Rockwell Collins entitled to cast more than 50% of the votes at the time entitled to be cast generally for the election of directors of Rockwell Collins; (b) more than 50% of the members of the Rockwell Collins Board shall not be Rockwell Collins Continuing Directors; or (c) Rockwell Collins shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of Rockwell Collins shall be sold to or otherwise acquired by, another corporation or entity and, as a result thereof, the shareowners of Rockwell Collins immediately prior thereto shall not have at least 50% or more of the combined voting power of the surviving, resulting or transferee corporation or entity immediately thereafter.

                  "ROCKWELL COLLINS CHARITABLE COMMITMENTS" means the commitments of the Rockwell Charitable Trust set forth on Schedule 3.14.

                  "ROCKWELL COLLINS CHARITABLE CORPORATION" means the not-for-profit charitable corporation established by Rockwell Collins prior to the Time of Distribution.

                  "ROCKWELL COLLINS COMMON STOCK" means, collectively, the Common Stock, par value $.01 per share, of Rockwell Collins and the related Rights.

                  "ROCKWELL COLLINS CONTINUING DIRECTOR" means any member of the Rockwell Collins Board who either (i) is a member of the Rockwell Collins Board as of the Time of Distribution or (ii) is thereafter elected to the Rockwell Collins Board, or nominated for election by shareowners, by a vote of at least a majority of the directors who are Rockwell Collins Continuing Directors at the time of such vote; provided, that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction (but excluding the Distribution) shall not be a Rockwell Collins Continuing Director unless such individual was a Rockwell Collins Continuing Director prior thereto.

                  "ROCKWELL COLLINS CREDIT FACILITIES" means the credit facilities set forth on Schedule 1.01(x).

                  "ROCKWELL COLLINS DISTRIBUTION DATE FUNDING AMOUNT" means the sum of (i) $20 million, plus (ii) the Excess CP Borrowing Amount (if any).

                  "ROCKWELL COLLINS EXPENSES" means the following out-of-pocket fees, costs and expenses of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group), in each case, whether incurred and/or paid before, at or after the Time of Distribution:

                  (a) all out-of-pocket fees, costs, and expenses (including legal fees and expenses) of and related to the credit facilities established prior to the Time of Distribution for the benefit of Rockwell Collins and other members of the Rockwell Collins Group with The Chase Manhattan Bank, as agent;

                  (b) all out-of-pocket fees, costs and expenses (including legal fees and expenses) of and related to the commercial paper program established prior to the Time of Distribution for the benefit of Rockwell Collins and other members of the Rockwell Collins Group;

                  (c) all out-of-pocket fees, costs and expenses of the transfer agent and registrar for the Rockwell Collins Common Stock;

                  (d) all out-of-pocket fees, costs and expenses of executive search firms in connection with recruiting officers and directors of the Rockwell Collins Group to be in place at or after the Time of Distribution;

                  (e) all out-of-pocket fees, costs and expenses of consultants in connection with establishing executive compensation plans for Rockwell Collins;

                  (f) all fees and expenses required to be paid by Rockwell Collins pursuant to Section 3.01(c)(ix) of the Employee Matters Agreement; and

                  (g) all other out-of-pocket fees, costs and expenses relating to the Distribution to the extent the same relate to operations of the Rockwell Collins Business after the Time of Distribution.

                  "ROCKWELL COLLINS FINANCIAL INSTRUMENTS" means all credit facilities, guaranties, foreign currency forward exchange contracts, comfort letters, letters of credit and similar instruments related solely to the Rockwell Collins Business under which any member of the Rockwell Automation Group has any primary, secondary, contingent, joint, several or other Liability, including those set forth on Schedule 1.01(m).

                  "ROCKWELL COLLINS GOOD GOVERNMENT COMMITTEE" means the Rockwell Collins Good Government Committee, a political action committee established for Rockwell Collins in contemplation of the Distribution, and all funds held thereby.

                  "ROCKWELL COLLINS GROUP" means Rockwell Collins and the Rockwell Collins Subsidiaries.

                  "ROCKWELL COLLINS INDEMNITEES" means each member of the Rockwell Collins Group, each of their respective Representatives and each of the heirs, executors, successors and permitted assigns of any of the foregoing.

                  "ROCKWELL COLLINS LIABILITIES" means the following:

                  (a) all Liabilities of any member of the Rockwell Collins Group under any Transaction Agreement to which it is or becomes a party;

                  (b) all Liabilities for which any member of the Rockwell Collins Group is expressly made responsible pursuant to the Employee Matters Agreement, the Tax Allocation Agreement, the Science Center Tax Allocation Agreement or the Transition Agreement;

                  (c) all Liabilities (other than those described in paragraphs
         (b) and (d) of the definition of "Rockwell Automation Liabilities" and paragraphs (b) and (d) of the definition of "Rockwell Science Center Liabilities") of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) to the extent based upon, arising out of or relating to the Rockwell Collins Assets or the Rockwell Collins Business, including:

                           (i) all Liabilities to the extent relating to the
                  Rockwell Collins Business based upon, arising out of or relating to Contracts (whether or not such Contracts constitute Rockwell Collins Assets) (including any primary, secondary, contingent or other obligations, such as under guaranties or indemnities, in respect of Contracts), including Liabilities arising out of any breaches or violations and Liabilities to make payments or otherwise in connection with the termination thereof as a result of the transactions contemplated hereby or otherwise and including Liabilities in respect of Shared Agreements; and

                           (ii) all Liabilities based upon, arising out of or
                  relating to Unrelated Former Businesses to the extent relating to the operations of the Rockwell Collins Business which do not constitute a Rockwell Automation Liability described in any of paragraphs (b) or (d)(i) - (ix) of the definition of "Rockwell Automation Liabilities" or a Rockwell Science Center Liability described in paragraphs (b) or (d) of the definition of "Rockwell Science Center Liabilities", including (A) all performance and other Liabilities relating to the services required to be provided under Section 9 of the Conexant Transition Agreement; and (B) all Liabilities to the extent relating to the operations of the Rockwell Collins Business to indemnify (x) BNA and certain other Persons pursuant to the Boeing Post-Closing Covenants Agreement, (y) Meritor and certain other Persons pursuant to the Meritor Distribution Agreement or (z) Conexant and certain other Persons pursuant to the Conexant Distribution Agreement;

         provided, however, that Rockwell Collins Liabilities shall not include Liabilities in respect of Rockwell Collins Assets to the extent they constitute (i) Rockwell Automation Liabilities described in paragraph
         (c) of the definition of "Rockwell Automation Liabilities" because they are based upon, arise out of or relate to the Rockwell Automation Business or (ii) Rockwell Science Center Liabilities described in paragraph (c) of the definition of "Rockwell Science Center Liabilities" because they are based upon, arise out of or relate to the Rockwell Science Center Business; and

                  (d) the following specifically enumerated Liabilities of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group), in each case whether or not such Liabilities relate to the Rockwell Automation Business, the Rockwell Automation Assets, the Rockwell Collins Business, the Rockwell Collins Assets, the Rockwell Science Center Business or the Rockwell Science Center Assets:

                           (i) all Liabilities based upon, arising out of or
                  relating to the Actions set forth on Schedule 1.01(n);

                           (ii) except as provided in paragraphs (d)(ii) and
                  (d)(iii)(A) of the definition of "Rockwell Automation Liabilities", all Liabilities based upon, arising out of or relating to the employment of Former Rockwell Corporate Employees and Divested Business Employees by any member of the Pre-Distribution Group, including all Liabilities based upon, arising out of or relating to (A) claims of Former Rockwell Corporate Employees and Divested Business Employees in respect of their employment (or termination of employment) with any member of the Pre-Distribution Group, whether asserted prior to, on or after the Distribution Date; (B) relocation, severance, salary continuation and other amounts payable to Former Rockwell Corporate Employees and Divested Business Employees in connection with their employment (or termination of employment) with any member of the Pre-Distribution Group; (C) providing office, secretarial, telecommunications and other support services to Donald R. Beall from and after the Time of Distribution, including any monthly stipend paid to Mr. Beall for the payment of such services; (D) providing office, secretarial, telecommunications and other support services to Robert Anderson from and after the Time of Distribution, including all Liabilities in respect of the Los Angeles Office Lease (and any replacement thereof); and (E) the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                           (iii) all Liabilities based upon, arising out of or
                  relating to workers' compensation claims of Rockwell Collins Participants (as defined in the Employee Matters Agreement), whether asserted prior to, on or after the Distribution Date;

                           (iv) all Liabilities based upon, arising out of or
                  relating to the Rockwell CLIR Fund;

                           (v) all Liabilities based upon, arising out of or
                  relating to the Cypress Assets or the operations thereof or the predecessor organizations of Rockwell's Cypress, California Corporate Shared Services Center organization or the operations thereof (it being understood that Liabilities in respect of Active Rockwell Automation Employees (as defined in the Employee Matters Agreement) engaged in payroll and benefits consolidation activities shall constitute Rockwell Automation Liabilities);

                           (vi) all Liabilities based upon, arising out of or
                  relating to the Prescription Center Assets or the operations thereof;

                           (vii) all Liabilities based upon, arising out of or
                  relating to the Washington Office Assets or the operations thereof;

                           (viii) all Liabilities based upon, arising out of or
                  relating to claims in respect of the demutualization of the Metropolitan Life Insurance Company;

                           (ix) all Liabilities based upon, arising out of or
                  relating to the Rockwell Collins VEBA;

                           (x) all Liabilities based upon, arising out of or
                  relating to the Rockwell Collins Good Government Committee;

                           (xi) all Liabilities based upon, arising out of or
                  relating to the Rockwell Collins Credit Facilities, including all indebtedness outstanding thereunder and interest and fees payable with respect thereto;

                           (xii) all Liabilities in respect of commitments of
                  the Rockwell Collins Charitable Corporation to be assumed pursuant to Section 3.14; and

                           (xiii) all Liabilities based upon, arising out of or
                  relating to corporate office overhead claims filed by Rockwell with the U.S. Department of Defense prior to the Time of Distribution, including all Liabilities in respect of any adjustments thereto (other than any such Liabilities that would have been allocated to Rockwell Science Center in accordance with government contract cost allocation practices of Rockwell in effect immediately prior to the Time of Distribution, which shall constitute Rockwell Science Center Liabilities).

                  Anything contained herein to the contrary notwithstanding, Liabilities described in paragraphs (b) and (d) of the definition of "Rockwell Automation Liabilities" and paragraphs (b) and (d) of the definition of "Rockwell Science Center Liabilities" will not be included in Rockwell Collins Liabilities.

                  "ROCKWELL COLLINS MARKS" shall have the meaning ascribed thereto in Section 3.10(b)(i).

                  "ROCKWELL COLLINS NON-U.S. BANK ACCOUNTS" means all bank accounts set forth on Schedule 1.01(o).

                  "ROCKWELL COLLINS PATENT ESCROW ACCOUNT" means the escrow account in the name of Rockwell Collins established with the U.S. Patent Commission.

                  "ROCKWELL COLLINS PENSION TRUST BANK ACCOUNTS" means bank accounts of the Rockwell Group Trust which contain only pension assets of the Rockwell Group Trust (which will be allocated pursuant to Section 3.01(c) of the Employee Matters Agreement).

                  "ROCKWELL COLLINS SECURITIES" means the Securities set forth on Schedule 1.01(e).

                  "ROCKWELL COLLINS SHARED AGREEMENTS" means all Contracts under which Rockwell or any Rockwell Subsidiary has any rights or primary, secondary, contingent, joint, several or other Liability arising out of or relating to both
(i) the Rockwell Collins Business and (ii) one or more other businesses of Rockwell or any Rockwell Subsidiary (other than the Rockwell Science Center Business), which by their terms will be outstanding or in effect as of or at any time following the Time of Distribution; provided, however, that Rockwell Collins Shared Agreements shall not include any Contract for the purchase of goods or services assigned by any member of the Rockwell Automation Group to any member of the Rockwell Collins Group prior to the Time of Distribution and under which no member of the Rockwell Automation Group will make purchases after the Time of Distribution (it being understood that any such Contracts will constitute Rockwell Collins Assets).

                  "ROCKWELL COLLINS SUBSIDIARY" means each Person listed on
Schedule 1.01(p).

                  "ROCKWELL COLLINS U.S. BANK ACCOUNTS" means all bank accounts set forth on Schedule 1.01(q).

                  "ROCKWELL COLLINS VEBA" means (a) the Rockwell VEBA Trust No. 4 (to be renamed the "Rockwell Collins Pre-Funded VEBA Trust") and (b) all funds contained therein and rights related thereto.

                  "ROCKWELL COMMON STOCK" means the Common Stock, par value $1.00 per share, of Rockwell.

                  "ROCKWELL DEBT" means all Liabilities of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) based upon, arising out of or relating to:

                  (a) the 6.8% Notes of Reliance Electric Company due April 15, 2003;

                  (b) the 6.15% Notes of Rockwell due January 15, 2008;

                  (c) the 6.70% Debentures of Rockwell due January 15, 2028;

                  (d) the 5.20% Debentures of Rockwell due January 15, 2098;

                  (e) the Reliance Electric Company Athens-Clarke County Industrial Development Authority Revenue Bonds Series 1977;

                  (f) the commercial paper borrowings of Rockwell;

                  (g) the Amended and Restated Credit Agreement dated December 3, 1997 among Rockwell, the banks parties thereto and Morgan Guaranty Trust Company of New York, as agent, and any borrowings thereunder; and

                  (h) all non-U.S. credit facilities of members of the Rockwell Automation Group that are not assigned to or assumed by a member of the Rockwell Collins Group or the Rockwell Science Center Group in connection with the Distribution.


                  "ROCKWELL GOOD GOVERNMENT COMMITTEE" means the Rockwell International Corporation Good Government Committee, a political action committee (Federal Elections Commission I.D. No. C00324996), and all funds held thereby.

                  "ROCKWELL GROUP TRUST" shall have the meaning ascribed thereto in the Employee Matters Agreement.

                  "ROCKWELL INSURANCE ESCROW ACCOUNT" means (a) the escrow account established by Rockwell prior to the Time of Distribution with Travelers Insurance Company relating to the processing of the deductible portion of certain workers' compensation and automobile liability losses and the self-insured retention portion of certain commercial general liability losses and (b) all funds contained therein and rights related thereto.

                  "ROCKWELL PROPERTY TRUST" means (a) the Master Rockwell Property Exchange Trust established by Rockwell prior to the Time of Distribution to receive proceeds from the sale of certain real property and to disburse trust assets for the purpose of acquiring certain real property and (b) all funds contained therein and rights related thereto.

                  "ROCKWELL SCIENCE CENTER" shall have the meaning ascribed thereto in the preamble.

                  "ROCKWELL SCIENCE CENTER ASSETS" means the following:

                  (a) all rights of any member of the Rockwell Science Center Group under any Transaction Agreement to which it is or becomes a party;

                  (b) all Assets which are expressly allocated to any member of the Rockwell Science Center Group pursuant to the Employee Matters Agreement, the Tax Allocation Agreement, the Science Center Tax Allocation Agreement or the Transition Agreement;

                  (c) all Assets (other than those described in paragraphs (b) and (d) of the definition of "Rockwell Automation Assets" and paragraphs (b) and (d) of the definition of "Rockwell Collins Assets") which immediately prior to the Time of Distribution are owned by Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) and which are used primarily in or relate primarily to the Rockwell Science Center Business, as the same shall exist as of such time, including:

                           (i) all rights in respect of Unrelated Former
                  Businesses relating primarily to the operations of the Rockwell Science Center Business and which do not constitute a Rockwell Automation Asset (or a right related thereto) described in any of paragraphs (b) or (d)(i) - (xxi) of the definition of "Rockwell Automation Assets" or a Rockwell Collins Asset (or a right related thereto) described in paragraphs (b) or (d) of the definition of "Rockwell Collins Assets", including:

                                    (A) rights to receive payments for services
                           provided under Section 2 of the Boeing Transition Agreement and under Section 2 of the Conexant Transition Agreement;

                                    (B) all rights to the extent relating
                           primarily to the operations of the Rockwell Science Center Business to receive indemnification from (x) BNA pursuant to the Boeing Post-Closing Covenants Agreement, (y) Meritor pursuant to the Meritor Distribution Agreement or (z) Conexant pursuant to the Conexant Distribution Agreement; and

                                    (C) all rights to the extent relating
                           primarily to the operations of the Rockwell Science Center Business under Section 20 of the Boeing Transition Agreement;

                  (d) the following specifically enumerated Assets which immediately prior to the Time of Distribution are owned by Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group), in each case whether or not such Assets are used primarily in or relate primarily to the Rockwell Automation Business, the Rockwell Collins Business or the Rockwell Science Center Business:

                           (i) the Rockwell Science Center U.S. Bank Accounts,
                  the Rockwell Science Center Non-U.S. Bank Accounts and the Rockwell Science Center Patent Escrow Account;

                           (ii) (A) cash contained in Rockwell Science Center
                  U.S. Bank Accounts and Rockwell Science Center Non-U.S. Bank Accounts (other than Rockwell Science Center Pension Trust Bank Accounts) of up to an aggregate Recorded Amount of $2 million; (B) all balances contained in petty cash accounts at non-U.S. locations of the Rockwell Science Center Business;
                  (C) the dollar value of travelers checks at non-U.S. locations of the Rockwell Science Center Business; (D) all cash contained in the Rockwell Science Center Patent Escrow Account; and (E) pension funds held by the Rockwell Science Center Group Trust as of the Time of Distribution (subject to
                  Section 3.01(c) of the Employee Matters Agreement);

                           (iii) the Rockwell Science Center Securities;

                           (iv) the patents, patent applications, invention
                  disclosures and registered trademarks set forth on Schedule 1.01(r); and

                           (v) 3% of all assets of the MetLife Trust; and

                  (e) all rights, choses in action, causes of action and claims of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) to the extent relating to any asset described in paragraphs (a) through (d) above.

                  Anything contained herein to the contrary notwithstanding, assets described in paragraphs (b) and (d) of the definition of "Rockwell Automation Assets" and paragraphs (b) and (d) of the definition of "Rockwell Collins Assets" will not be included in Rockwell Science Center Assets.

                  "ROCKWELL SCIENCE CENTER BOARD" means the Board of Directors of Rockwell Science Center.

                  "ROCKWELL SCIENCE CENTER BUSINESS" means:

                  (a) the business engaged in prior to the Time of Distribution by the Rockwell Science Center Group of researching, developing, designing, engineering, manufacturing, selling, licensing, servicing and supporting technologies in electronics, imaging and optics, material and computational sciences and information technologies;

                  (b) Former Businesses related primarily to any of the foregoing; and

                  (c) activities of the Rockwell Science Center Group related to the foregoing; provided, however, that, notwithstanding anything contained herein to the contrary, the Rockwell Science Center Business shall not include (i) the Rockwell Automation Business, (ii) the Rockwell Collins Business or (iii) the Unrelated Former Businesses set forth on Schedule 1.01(h).

                  "ROCKWELL SCIENCE CENTER CREDIT FACILITIES" means the credit facilities set forth on Schedule 1.01(y).

                  "ROCKWELL SCIENCE CENTER EXPENSES" means the following out-of-pocket fees, costs and expenses of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) (in each case, whether incurred and/or paid before, at or after the Time of Distribution):

                  (a) all out-of-pocket fees, costs and expenses (including legal fees and expenses) of and related to the credit facility established prior to or after the Time of Distribution for the benefit of Rockwell Science Center and other members of the Rockwell Science Center Group with Bank of America, N.A.; and

                  (b) all other out-of-pocket fees, costs and expenses related to the Distribution to the extent the same relate to operations of the Rockwell Science Center Business after the Time of Distribution.

                  "ROCKWELL SCIENCE CENTER FINANCIAL INSTRUMENTS" means all credit facilities, guaranties, foreign currency forward exchange contracts, comfort letters, letters of credit and similar instruments related solely to the Rockwell Science Center Business under which any member of the Rockwell Automation Group or the Rockwell Collins Group has any primary, secondary, contingent, joint, several or other Liability, including those set forth on
Schedule 1.01(s).

                  "ROCKWELL SCIENCE CENTER GROUP" means Rockwell Science Center and the Rockwell Science Center Subsidiaries.

                  "ROCKWELL SCIENCE CENTER GROUP TRUST" shall have the meaning ascribed thereto in the Employee Matters Agreement.

                  "ROCKWELL SCIENCE CENTER INDEMNITEES" means each member of the Rockwell Science Center Group, each of their respective Representatives and each of the heirs, executors, successors and permitted assigns of any of the foregoing.

                  "ROCKWELL SCIENCE CENTER IP" shall have the meaning ascribed thereto in Section 3.12(b)(i).

                  "ROCKWELL SCIENCE CENTER LIABILITIES" means the following:

                  (a) all Liabilities of any member of the Rockwell Science Center Group under any Transaction Agreement to which it is or becomes a party;

                  (b) all Liabilities for which any member of the Rockwell Science Center Group is expressly made responsible pursuant to the Employee Matters Agreement, the Tax Allocation Agreement, the Science Center Tax Allocation Agreement or the Transition Agreement;

                  (c) all Liabilities (other than those described in paragraphs
         (b) and (d) of the definition of "Rockwell Automation Liabilities" and paragraphs (b) and (d) of the definition of "Rockwell Collins Liabilities") of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) to the extent based upon, arising out of or relating to the Rockwell Science Center Assets or the Rockwell Science Center Business, including:

                           (i) all Liabilities to the extent relating to the
                  Rockwell Science Center Business based upon, arising out of or relating to Contracts (whether or not such Contracts constitute Rockwell Science Center Assets) (including any primary, secondary, contingent or other obligations, such as under guaranties or indemnities, in respect of Contracts), including Liabilities arising out of any breaches or violations and Liabilities to make payments or otherwise in connection with the termination thereof as a result of the transactions contemplated hereby or otherwise and including Liabilities in respect of Shared Agreements; and

                           (ii) all Liabilities based upon, arising out of or
                  relating to Unrelated Former Businesses to the extent relating to the operations of the Rockwell Science Center Business which do not constitute a Rockwell Automation Liability described in any of paragraphs (b) or (d)(i) - (ix) of the definition of "Rockwell Automation Liabilities" or a Rockwell Collins Liability described in any of paragraphs (b) or (d) of the definition of "Rockwell Collins Liabilities", including
                  (A) all performance and other Liabilities relating to the services required to be provided under Section 2 of the Boeing Transition Agreement and Section 2 of the Conexant Transition Agreement; and (B) all Liabilities to the extent relating to the operations of the Rockwell Science Center Business to indemnify (x) BNA and certain other Persons pursuant to the Boeing Post-Closing Covenants Agreement, (y) Meritor and certain other Persons pursuant to the Meritor

                  Distribution Agreement or (z) Conexant and certain other Persons pursuant to the Conexant Distribution Agreement;

         provided, however, that Rockwell Science Center Liabilities shall not include Liabilities in respect of Rockwell Science Center Assets to the extent they constitute (i) Rockwell Automation Liabilities described in paragraph (c) of the definition of "Rockwell Automation Liabilities" because they are based upon, arise out of or relate to the Rockwell Automation Business or (ii) Rockwell Collins Liabilities described in paragraph (c) of the definition of "Rockwell Collins Liabilities" because they are based upon, arise out of or relate to the Rockwell Collins Business; and

                  (d) the following specifically enumerated Liabilities of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group), in each case whether or not such Liabilities relate to the Rockwell Automation Business, the Rockwell Automation Assets, the Rockwell Collins Business, the Rockwell Collins Assets, the Rockwell Science Center Business or the Rockwell Science Center Assets:

                           (i) all Liabilities based upon, arising out of or
                  relating to the Actions set forth on Schedule 1.01(t);

                           (ii) all Liabilities based upon, arising out of or
                  relating to the Rockwell Science Center Credit Facilities, including all indebtedness outstanding thereunder and interest and fees payable with respect thereto; and

                           (iii) all Liabilities based upon, arising out of or
                  relating to corporate office overhead claims filed by Rockwell with the U.S. Department of Defense prior to the Time of Distribution, including all Liabilities in respect of any adjustments thereto, which would have been allocated to Rockwell Science Center in accordance with government contract cost allocation practices of Rockwell in effect immediately prior to the Time of Distribution.

                  Anything contained herein to the contrary notwithstanding, Liabilities described in paragraphs (b) and (d) of the definition of "Rockwell Automation Liabilities" and paragraphs (b) and (d) of the definition of "Rockwell Collins Liabilities" will not be included in Rockwell Science Center Liabilities.

                  "ROCKWELL SCIENCE CENTER MARKS" shall have the meaning ascribed thereto in Section 3.10(c)(i).

                  "ROCKWELL SCIENCE CENTER NON-U.S. BANK ACCOUNTS" means the bank accounts set forth on Schedule 1.01(u).

                  "ROCKWELL SCIENCE CENTER PATENT ESCROW ACCOUNT" means the escrow account in the name of Rockwell Science Center established with the U.S. Patent Commission.

                  "ROCKWELL SCIENCE CENTER PENSION TRUST BANK ACCOUNTS" means bank accounts of the Rockwell Science Center Group Trust which contain only pension assets of the Rockwell Science Center Group Trust (which will be allocated pursuant to Section 3.01(c) of the Employee Matters Agreement).

                  "ROCKWELL SCIENCE CENTER SECURITIES" means the Securities set forth on Schedule 1.01(k).

                  "ROCKWELL SCIENCE CENTER SERVICES AGREEMENTS" means (a) the agreement between Rockwell Science Center and Rockwell entered into on the Distribution Date pursuant to which, among other things, Rockwell Science Center will provide Rockwell with research and development services and (b) the agreement between Rockwell Science Center and Rockwell Collins entered into on the Distribution Date pursuant to which, among other things, Rockwell Science Center will provide Rockwell Collins with research and development services.

                  "ROCKWELL SCIENCE CENTER SHARED AGREEMENTS" means all Contracts under which Rockwell or any Rockwell Subsidiary and/or Rockwell Collins or any Rockwell Collins Subsidiary has any rights or primary, secondary, contingent, joint, several or other Liability arising out of or relating to both
(i) the Rockwell Science Center Business and (ii) one or more other businesses of Rockwell or any Rockwell Subsidiary and/or one or more other businesses of Rockwell Collins or any Rockwell Collins Subsidiary, which by their terms will be outstanding or in effect as of or at any time following the Time of Distribution.

                  "ROCKWELL SCIENCE CENTER SUBSIDIARY" means each Person listed on Schedule 1.01(v).

                  "ROCKWELL SCIENCE CENTER U.S. BANK ACCOUNTS" means all bank accounts set forth on Schedule 1.01(w).

                  "ROCKWELL SUBSIDIARY" means each Subsidiary of Rockwell other than Rockwell Collins, the Rockwell Collins Subsidiaries, Rockwell Science Center and the Rockwell Science Center Subsidiaries.

                  "ROCKWELL VEBA" means (a) the Rockwell VEBA Trust No. 3 (to be renamed the "Rockwell Automation VEBA Trust") and (b) all funds contained therein and rights related thereto.

                  "SCIENCE CENTER TAX ALLOCATION AGREEMENT" means the Tax Allocation Agreement by and between Rockwell and Rockwell Science Center entered into on the date hereof relating to, among other things, the allocation of certain tax Liabilities.

                  "SECURITIES" means all short-term and long-term investments, banker's acceptances, shares of stock, notes, bonds, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, puts, calls, straddles, options, investment contracts, voting-trusts and certificates and other securities of any kind (other than ownership interests in Subsidiaries, Rockwell Science Center and joint ventures).

                  "SHARED AGREEMENTS" means Rockwell Collins Shared Agreements and Rockwell Science Center Shared Agreements.

                  "SHARED POLICIES" means (a) in the case of Rockwell Collins, all Policies (other than claims administration contracts) which include Rockwell Collins, any of the Rockwell Collins Subsidiaries and/or the Rockwell Collins Business within the definition of the named insured and (b) in the case of Rockwell Science Center, all Policies (other than claims administration contracts) which include Rockwell Science Center, any of the Rockwell Science Center Subsidiaries and/or the Rockwell Science Center Business within the definition of the named insured.

                  "STRATEGIC SOURCING AGREEMENTS" means Shared Agreements (other than those which do not relate to the Rockwell Automation Business) that are strategic sourcing or similar agreements under which members of two or more Groups purchased or had rights to purchase any products or services prior to the Time of Distribution, as such Shared Agreements exist as of the Time of Distribution.

                  "SUBSIDIARY" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which such Person or any Subsidiaries of such Person controls or owns, directly or indirectly, more than 50% of the stock or other equity interest, or more than 50% of the voting power entitled to vote on the election of members to the board of directors or similar governing body; provided, however, that for purposes of this Agreement none of Rockwell Collins, the Rockwell Collins Subsidiaries, Rockwell Science Center or the Rockwell Science Center Subsidiaries shall be deemed to be a Rockwell Subsidiary.

                  "TAX" shall have the meaning ascribed thereto in the Tax Allocation Agreement.

                  "TAX ALLOCATION AGREEMENT" means the Tax Allocation Agreement by and between Rockwell and Rockwell Collins, substantially in the form attached hereto as Annex B.

                  "TAX RULING" means a private letter ruling issued by the IRS in form and substance satisfactory to Rockwell (in its sole discretion) indicating that the Distribution will qualify as a tax-free spin-off to the shareowners of Rockwell for federal income tax purposes under Section 368(a)(1)(D) of the Code.

                  "THIRD PARTY CLAIM" shall have the meaning ascribed thereto in
Section 4.06(a).

                  "TIME OF DISTRIBUTION" means the close of business on the Distribution Date.

                  "TRANSACTION AGREEMENTS" means, collectively, this Agreement and each Ancillary Agreement.

                  "TRANSITION AGREEMENT" means the transition services agreement by and among Rockwell, Rockwell Collins and Rockwell Science Center entered into on or prior to the Distribution Date and providing for various service and other relationships among Rockwell, Rockwell Collins and Rockwell Science Center following the Distribution Date.

                  "TRANSITION PERIOD" shall have the meaning ascribed thereto in
Section 3.12(g)(i)(C).

                  "UNRELATED FORMER BUSINESSES" means all Former Businesses not included in the Rockwell Automation Business, the Rockwell Collins Business or the Rockwell Science Center Business. Notwithstanding anything to the contrary contained herein, Unrelated Former Businesses shall include the Former Businesses set forth on Schedule 1.01(h).

                  "WASHINGTON OFFICE ASSETS" means Rockwell's office facility located at 1300 Wilson Boulevard, Arlington, Virginia, the lease agreement dated December 31, 1997 between Rockwell and US Property Fund GmbH & Co. related thereto and all leasehold improvements, equipment and other tangible assets located thereat.

                                   ARTICLE II

                                THE DISTRIBUTION


                  SECTION 2.01 The Distribution.

                  (a) Subject to Section 2.03, on or prior to the Distribution Date, Rockwell will deliver to the Distribution Agent, for the benefit of holders of record of Rockwell Common Stock as of the Record Date, a number of shares of Rockwell Collins Common Stock equal to the number of shares of Rockwell Common Stock issued and outstanding as of the Record Date (excluding treasury shares held by Rockwell), and Rockwell will instruct the Distribution Agent to make book-entry credits on the Distribution Date or as soon thereafter as practicable for each holder of record of Rockwell Common Stock as of the Record Date, or the designated transferee or transferees of such holder, for a number of shares of Rockwell Collins Common Stock equal to the number of shares of Rockwell Common Stock so held by such holder of record as of the Record Date (excluding treasury shares held by Rockwell). The Distribution will be effective as of the Time of Distribution.

                  (b) Rockwell and Rockwell Collins will each provide to the Distribution Agent all information (including information necessary to make appropriate book-entry credits) and share certificates, in each case, as may be required in order to complete the Distribution on the basis of one share of Rockwell Collins Common Stock for each share of Rockwell Common Stock issued and outstanding as of the Record Date (excluding treasury shares held by Rockwell).

                  SECTION 2.02 Cooperation Prior to the Distribution. Prior to the Distribution:

                  (a) Rockwell and Rockwell Collins will prepare the Information Statement, which will set forth appropriate disclosure concerning Rockwell Collins, the Distribution and such other matters as Rockwell and Rockwell Collins may determine. Rockwell and Rockwell Collins will prepare, and Rockwell Collins will file with the Commission, the Form 10, which will include or incorporate by reference the Information Statement. Rockwell Collins will use its reasonable best efforts to cause the Form 10 to become effective under the Exchange Act as soon as practicable following the filing thereof. Promptly after effectiveness of the Form 10 and completion of the Information Statement included therein, Rockwell will mail to the holders of Rockwell Common Stock the Information Statement.

                  (b) Rockwell and Rockwell Collins will cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by the Employee Matters Agreement.

                  (c) Rockwell and Rockwell Collins will take all such action as may be necessary or appropriate under the securities or "blue sky" laws of the states or other political subdivisions of the United States and the securities laws of any applicable foreign countries or other political subdivisions thereof in connection with the transactions contemplated by this Agreement.

                  (d) Rockwell and Rockwell Collins will cause to be prepared, and Rockwell Collins will file and use its reasonable best efforts to have approved, an application for the listing on the NYSE of the Rockwell Collins Common Stock to be distributed in the Distribution.

                  SECTION 2.03 Rockwell Board Action; Conditions to the Distribution. The Rockwell Board will in its discretion establish the Record Date and the Distribution Date and all appropriate procedures in connection with the Distribution, but in no event will the Distribution occur prior to such time as each of the following conditions shall have been satisfied or shall have been waived by the Rockwell Board in accordance with Section 2.04:

                  (a) Rockwell shall have received the Tax Ruling and the Tax Ruling shall be in full force and effect and shall not have been modified or amended in any respect adversely affecting the tax consequences set forth therein;

                  (b) the Rockwell Board shall have given final approval of the Distribution;

                  (c) all material Consents which are required to effect the Distribution shall have been obtained and shall be in full force and effect;

                  (d) the Form 10 shall have become effective under the Exchange Act;

                  (e) the Certificate of Incorporation, the By-Laws and the Rights Plan each shall have been adopted and be in effect;

                  (f) the Rockwell Collins Common Stock shall have been approved for listing upon notice of issuance on the NYSE;

                  (g) the transactions contemplated by Section 3.01 and Section
3.02 shall have been consummated in all material respects;

                  (h) Rockwell, Rockwell Collins and Rockwell Science Center shall have entered into each of the Ancillary Agreements to which they are parties and each such agreement shall be in full force and effect;

                  (i) no order, injunction or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Distribution shall be in effect;

                  (j) no suit, action or proceeding by or before any court of competent jurisdiction or other Governmental Entity shall have been commenced and be pending to restrain or challenge the Distribution, and no inquiry shall have been received that in the reasonable judgment of the Rockwell Board may lead to such a suit, action or proceeding; and

                  (k) Rockwell Collins shall have made a pre-Distribution dividend payment to Rockwell in the amount of $300 million;

provided that the satisfaction of such conditions will not create any obligation on the part of Rockwell to effect or seek to effect the Distribution or in any way limit Rockwell's right to terminate this Agreement set forth in Section 6.14 or alter the consequences of any such termination from those specified in
Section 6.14.

                  SECTION 2.04 Waiver of Conditions. Any or all of the conditions set forth in Section 2.03 may be waived, in whole or in part, in the sole discretion of the Rockwell Board.

                  SECTION 2.05 Disclosure. If at any time after the date hereof any of the parties shall become aware of any circumstances that will or could reasonably be expected to prevent any or all of the conditions contained in
Section 2.03 from being satisfied, it will promptly give to the other parties written notice of those circumstances.

                                  ARTICLE III

                    TRANSACTIONS RELATING TO THE DISTRIBUTION


                  SECTION 3.01 Intercorporate Reorganization.

                  (a) Prior to the Distribution Date, Rockwell and Rockwell Collins will take all actions necessary to increase the outstanding shares of Rockwell Collins Common Stock so that, immediately prior to the Distribution, Rockwell will hold a number of shares of Rockwell Collins Common Stock equal to the number of shares of Rockwell Common Stock issued and outstanding as of the Record Date (excluding treasury shares held by Rockwell).

                  (b) Subject to Section 3.11, prior to the Time of Distribution, Rockwell, Rockwell Collins and Rockwell Science Center will take, or cause to be taken, all actions necessary, including the actions specified in
Section 3.01(c), to have:

                  (i) Rockwell, each Rockwell Subsidiary, Rockwell Science Center and each Rockwell Science Center Subsidiary assign and transfer, or cause to be assigned and transferred, to Rockwell Collins or a Rockwell Collins Subsidiary, as appropriate, any and all right, title and interest of Rockwell, each of the Rockwell Subsidiaries, Rockwell Science Center and each of the Rockwell Science Center Subsidiaries in the Rockwell Collins Subsidiaries;

                  (ii) Rockwell, each Rockwell Subsidiary, Rockwell Collins and each Rockwell Collins Subsidiary assign and transfer, or cause to be assigned and transferred, to Rockwell Science Center or a Rockwell Science Center Subsidiary, as appropriate, any and all right, title and interest of Rockwell, each of the Rockwell Subsidiaries, Rockwell Collins and each of the Rockwell Collins Subsidiaries in the Rockwell Science Center Subsidiaries;

                  (iii) Rockwell Collins, each Rockwell Collins Subsidiary, Rockwell Science Center and each Rockwell Science Center Subsidiary assign and transfer, or cause to be assigned and transferred, to Rockwell or a Rockwell Subsidiary, as appropriate, any and all right, title and interest of Rockwell Collins, each of the Rockwell Collins Subsidiaries, Rockwell Science Center and each of the Rockwell Science Center Subsidiaries in the Rockwell Subsidiaries;

                  (iv) Rockwell, each Rockwell Subsidiary, Rockwell Science Center and each Rockwell Science Center Subsidiary assign and transfer, or cause to be assigned and transferred, to Rockwell Collins or a Rockwell Collins Subsidiary, as appropriate, any and all right, title and interest of Rockwell, each of the Rockwell Subsidiaries, Rockwell Science Center and each of the Rockwell Science Center Subsidiaries in Rockwell Collins Assets;

                  (v) Rockwell, each Rockwell Subsidiary, Rockwell Collins and each Rockwell Collins Subsidiary assign and transfer, or cause to be assigned and transferred, to Rockwell Science Center or a Rockwell Science Center Subsidiary, as appropriate, any and all right, title and interest of Rockwell, each of the Rockwell Subsidiaries, Rockwell Collins and each of the Rockwell Collins Subsidiaries in Rockwell Science Center Assets;

                  (vi) Rockwell Collins, each Rockwell Collins Subsidiary, Rockwell Science Center and each Rockwell Science Center Subsidiary assign and transfer, or cause to be assigned and transferred, to Rockwell or a Rockwell Subsidiary, as appropriate, any and all right, title and interest of Rockwell Collins, each of the Rockwell Collins Subsidiaries, Rockwell Science Center and each of the Rockwell Science Center Subsidiaries in Rockwell Automation Assets;

                  (vii) Rockwell Collins or a Rockwell Collins Subsidiary, as appropriate, unconditionally assume and undertake to pay, perform and discharge, in a timely manner and in accordance with the terms thereof, all Liabilities of Rockwell, the Rockwell

         Subsidiaries, Rockwell Science Center and the Rockwell Science Center Subsidiaries that are Rockwell Collins Liabilities;

                  (viii) Rockwell Science Center or a Rockwell Science Center Subsidiary, as appropriate, unconditionally assume and undertake to pay, perform and discharge, in a timely manner and in accordance with the terms thereof, all Liabilities of Rockwell, the Rockwell Subsidiaries, Rockwell Collins and the Rockwell Collins Subsidiaries that are Rockwell Science Center Liabilities; and

                  (ix) Rockwell or a Rockwell Subsidiary, as appropriate, unconditionally assume and undertake to pay, perform and discharge, in a timely manner and in accordance with the terms thereof, all Liabilities of Rockwell Collins, the Rockwell Collins Subsidiaries, Rockwell Science Center and the Rockwell Science Center Subsidiaries that are Rockwell Automation Liabilities.

                  In the event that at any time or from time to time (whether prior to, at or after the Time of Distribution) any party (or any member of such party's respective Group) shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party will promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset will hold such Asset in trust for the benefit of the Person entitled thereto (at the expense of the Person entitled thereto).

                  In the event that at any time or from time to time (whether prior to, at or after the Time of Distribution) any party determines that any other party (or any member of such other party's respective Group) shall not have unconditionally assumed any Liabilities that are allocated to such other party (or a member of such other party's respective Group) pursuant to this Agreement or any Ancillary Agreement, such other party will promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such actions as the requesting party may reasonably request to unconditionally assume, or cause to be unconditionally assumed, such Liabilities.

                  (c) Subject to Section 3.11, Rockwell, Rockwell Collins and Rockwell Science Center will take, or cause to be taken, the actions described on Schedule 3.01(c) in connection with United States and international operations of the Rockwell Collins Business, the Rockwell Automation Business and the Rockwell Science Center Business.

                  (d) In connection with the transfers of Subsidiaries and Assets and the assumptions of Liabilities contemplated by subsections (b) and
(c) of this Section 3.01, Rockwell, Rockwell Collins and Rockwell Science Center will execute or cause to be executed by the appropriate entities the Conveyance and Assumption Instruments. The transfer of capital stock contemplated by such subsections will be effected by means of delivery of stock certificates duly endorsed or accompanied by duly executed stock powers and notation on the stock record books of the corporation or other legal entities involved and, to the extent required by applicable law, by notation on appropriate registries.

                  (e) Each of Rockwell (on behalf of itself and each other member of the Rockwell Automation Group), Rockwell Collins (on behalf of itself and each other member of the Rockwell Collins Group) and Rockwell Science Center (on behalf of itself and each other member of the Rockwell Science Center Group) understands and agrees that, except as expressly set forth in any Transaction Agreement, no party to any Transaction Agreement or any other agreement or document contemplated by any Transaction Agreement either has or is, in such agreement or otherwise, representing or warranting in any way as to the Assets, Subsidiaries, businesses or Liabilities retained, transferred or assumed as contemplated hereby or thereby, as to any consents or approvals required in connection with the transactions contemplated by the Transaction Agreements, as to the value or freedom from any Lien of, or any other matter concerning, any Assets, Liabilities or Subsidiaries of such party, or as to the absence of any defenses or rights of setoff or freedom from counterclaim with respect to any claim or other Assets or Subsidiaries of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder or thereunder to convey title to any Asset or Subsidiary or thing of value upon the execution, delivery or filing hereof or thereof. Except as may expressly be set forth in any Transaction Agreement, all Assets and Subsidiaries being transferred or retained as contemplated by any Transaction Agreement or any other agreement or document contemplated by any Transaction Agreement are being transferred, or are being retained, on an "as is", "where is" basis (and, in the case of the transfer of any real property, by means of a quitclaim or similar form deed or conveyance) and the respective transferees shall bear the economic and legal risks that any conveyance shall prove to be insufficient or that the title to any Asset or Subsidiary shall be other than good and marketable and free and clear of any Lien.

                  (f) It is the intention of the parties that payments made by the parties to each other after the Time of Distribution pursuant to this Agreement, the Employee Matters Agreement, the Tax Allocation Agreement and the Science Center Tax Allocation Agreement are to be treated as relating back to the transactions occurring prior to the Time of Distribution pursuant to this
Section 3.01 as an adjustment to the transfers of Assets, Subsidiaries and Liabilities contemplated by this Section 3.01, and Rockwell, Rockwell Collins and Rockwell Science Center will, and will cause their Subsidiaries to, take positions consistent with such intention with any Tax authority, unless with respect to any payment any party receives an opinion of counsel reasonably acceptable to Rockwell and Rockwell Collins to the effect that there is no substantial authority for such a position.

                  SECTION 3.02 Financial Instruments.

                  (a) Rockwell Collins will, at its expense, take or cause to be taken all actions and enter into (or cause the Rockwell Collins Subsidiaries to enter into) such agreements and arrangements as shall be necessary to effect the release of and substitution for each member of the Rockwell Automation Group, as of the Time of Distribution, from all primary, secondary, contingent, joint, several and other Liabilities in respect of Rockwell Collins Financial Instruments (it being understood that all Liabilities in respect of Rockwell Collins Financial Instruments are Rockwell Collins Liabilities).

                  (b) Rockwell Collins' obligations under this Section 3.02 will continue to be applicable to all Rockwell Collins Financial Instruments identified at any time by Rockwell, whether before, at or after the Time of Distribution.

                  (c) Rockwell Science Center will, at its expense, take or cause to be taken all actions and enter into (or cause the Rockwell Science Center Subsidiaries to enter into) such agreements and arrangements as shall be necessary to effect the release of and substitution for each member of the Rockwell Automation Group and each member of the Rockwell Collins Group, effective as of the Time of Distribution, from all primary, secondary, contingent, joint, several and other Liabilities in respect of Rockwell Science Center Financial Instruments (it being understood that all Liabilities in respect of Rockwell Science Center Financial Instruments are Rockwell Science Center Liabilities).

                  (d) Rockwell Science Center's obligations under this Section
3.02 will continue to be applicable to all Rockwell Science Center Financial Instruments identified at any time by Rockwell or Rockwell Collins, as the case may be, whether before, at or after the Time of Distribution.

                  SECTION 3.03 Shared Agreements.

                  (a) The parties acknowledge and understand that (i) all Rockwell Science Center Shared Agreements that relate to the Rockwell Automation Business and (ii) all Rockwell Collins Shared Agreements shall constitute Rockwell Automation Assets, except that, with respect to Shared Agreements relating to Unrelated Former Businesses, Rockwell Collins will have the rights described in paragraph (c)(i) of the definition of "Rockwell Collins Assets" and Rockwell Science Center will have the rights described in paragraph (c)(i) of the definition of "Rockwell Science Center Assets". All Rockwell Science Center Shared Agreements that do not relate to the Rockwell Automation Business will constitute (i) Rockwell Collins Assets if they relate primarily to the Rockwell Collins Business and (ii) Rockwell Science Center Assets if they relate primarily to the Rockwell Science Center Business. No member of any Group will extend or amend any Shared Agreement after the Time of Distribution unless it is the owner of the Shared Agreement.

                  (b) The parties agree as follows with respect to Strategic Sourcing Agreements:

                  (i) For so long as any member of the Rockwell Automation Group derives any benefit under any Strategic Sourcing Agreement following the Time of Distribution (including the ability to continue to make purchases on the terms set forth in the Strategic Sourcing Agreement) as a result of purchases by members of the Rockwell Collins Group or the Rockwell Science Center Group, as the case may be, then Rockwell Collins or Rockwell Science Center, as the case may be, will use reasonable best efforts to, and will cause the other members of the Rockwell Collins Group or the Rockwell Science Center Group, as the case may be, to use reasonable best efforts to, continue to make purchases under such Strategic Sourcing Agreement in accordance with the terms thereof.

                  (ii) Each party will use its reasonable best efforts to obtain, or cause to be obtained, any required consents of third parties to Strategic Sourcing Agreements to allow members of any Group to make purchases under Strategic Sourcing Agreements on the terms and conditions of such Strategic Sourcing Agreements existing as of the Time of Distribution.

                  (iii) If Rockwell receives any rebate from a third party to a Strategic Sourcing Agreement after the Time of Distribution, Rockwell will promptly pay to each of Rockwell Collins and Rockwell Science Center its proportionate share of such rebate, if any, as reasonably determined by Rockwell (after deducting Rockwell's out-of-pocket costs and expenses incurred in connection with obtaining such rebate), based on the amount of purchases made by each Group under such Strategic Sourcing Agreement that the rebate relates to.

                  (iv) If Rockwell is required for any reason to return after the Time of Distribution all or any portion of a rebate received from a third party to a Strategic Sourcing Agreement, then each of Rockwell Collins and Rockwell Science Center will promptly upon request of Rockwell pay to Rockwell its proportionate share of such rebate, as reasonably determined by Rockwell.

                  SECTION 3.04 Intercompany Accounts and Arrangements.

                  (a) Elimination of Intercompany Accounts.

                  (i) Except as set forth in Section 3.04(a)(ii) or on Schedule 3.04(a), Rockwell Collins, on behalf of itself and each other member of the Rockwell Collins Group, Rockwell, on behalf of itself and each other member of the Rockwell Automation Group, and Rockwell Science Center, on behalf of itself and each other member of the Rockwell Science Center Group, hereby settle and eliminate, by cancellation or transfer to a member of the other Group (whether to cancel or transfer and the manner thereof will be determined by Rockwell), effective as of the Time of Distribution, all intercompany receivables, payables and other balances (including intercompany cash management balances) existing immediately prior to the Time of Distribution (a) between Rockwell Collins and/or any Rockwell Collins Subsidiary, on the one hand, and Rockwell and/or any Rockwell Subsidiary, on the other hand,
         (b) between Rockwell Science Center and/or any Rockwell Science Center Subsidiary, on the one hand, and Rockwell and/or any Rockwell Subsidiary, on the other hand, and (c) between Rockwell Science Center and/or any Rockwell Science Center Subsidiary, on the one hand, and Rockwell Collins and/or any Rockwell Collins Subsidiary, on the other hand.

                  (ii) The provisions of Section 3.04(a)(i) will not apply to any intercompany receivables, payables and other balances arising under any Transaction Agreement, including those arising under Section 3.05 and those incurred in connection with the payment by any party of any expenses which are required to be paid or reimbursed by the other party pursuant to Section 6.03.

                  (b) Intercompany Agreements.

                  (i) Except as set forth in Section 3.04(b)(ii), in furtherance of the releases and other provisions of Section 4.01, Rockwell Collins, on behalf of itself and each other member of the Rockwell Collins Group, Rockwell, on behalf of itself and each other member of the Rockwell Automation Group, and Rockwell Science Center, on behalf of itself and each other member of the Rockwell Science Center Group, hereby terminate any and all agreements, arrangements, commitments or understandings in existence as of the Time of Distribution, whether or not in writing (A) between or among Rockwell Collins and/or any Rockwell Collins Subsidiary, on the one hand, and Rockwell and/or any Rockwell Subsidiary, on the other hand, (B) between or among Rockwell Science Center and/or any Rockwell Science Center Subsidiary, on the one hand, and Rockwell and/or any Rockwell Subsidiary, on the other hand, and (C) between or among Rockwell Science Center and/or any Rockwell Science Center Subsidiary, on the one hand, and Rockwell Collins and/or any Rockwell Collins Subsidiary, on the other hand. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Time of Distribution.

                  (ii) The provisions of Section 3.04(b)(i) will not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (A) the Transaction Agreements (and each other agreement, instrument or document expressly contemplated by any Transaction Agreement to be entered into by any party hereto or any of the members of their respective Groups; (B) any agreements, arrangements, commitments or understandings listed or described on Schedule 3.04(b)(ii); (C) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party; (D) any other agreements, arrangements, commitments or understandings that any of the Transaction Agreements expressly contemplates will survive the Time of Distribution; and (E) any agreements, arrangements, commitments or understandings (x) between Rockwell Collins and/or any Rockwell Collins Subsidiary, on the one hand, and Rockwell and/or any Rockwell Subsidiary, on the other hand,
         (y) between Rockwell Science Center and/or any Rockwell Science Center Subsidiary, on the one hand, and Rockwell and/or any Rockwell Subsidiary, on the other hand, or (z) between Rockwell Science Center and/or any Rockwell Science Center Subsidiary, on the one hand, and Rockwell Collins and/or any Rockwell Collins Subsidiary, on the other hand, in any such case for the purchase or sale of goods or services of a type which the provider thereof provides to unaffiliated third parties in the ordinary course of its business ("Ordinary Course Intercompany Arrangements"); provided, however, that in the event any such Ordinary Course Intercompany Arrangements (other than any Transaction Agreements or agreements described on Schedule 3.04(b)(ii)) do not, as of the Time of Distribution, contain commercially reasonable arm's-length terms of a type to which unaffiliated parties would reasonably agree or do not include terms which would normally appear in such arrangements between unaffiliated parties, Rockwell, Rockwell Collins and Rockwell Science Center, as the case may be, will cause such Ordinary Course Intercompany Arrangements to be amended so that they will contain terms which are, as of the Time of Distribution, commercially reasonable arm's-length terms of a type to which unaffiliated parties would reasonably agree.

                  SECTION 3.05 Cash Management.

                  (a) Bank Accounts. Subject to Section 3.05(b), (i) all Rockwell Collins U.S. Bank Accounts and Rockwell Collins Non-U.S. Bank Accounts will constitute Rockwell Collins Assets, (ii) all Rockwell Science Center U.S. Bank Accounts and Rockwell Science Center Non-U.S. Bank Accounts will constitute Rockwell Science Center Assets, and (iii) all Rockwell Automation Retained Accounts will constitute Rockwell Automation Assets.

                  (b) Cash Balances.

                  (i) (A) In the event the aggregate Recorded Amount of cash in the Rockwell Collins U.S. Bank Accounts and the Rockwell Collins Non-U.S. Bank Accounts (other than Rockwell Collins Pension Trust Bank Accounts) (x) exceeds the Rockwell Collins Distribution Date Funding Amount, Rockwell Collins will pay to Rockwell (by wire transfer to Rockwell's bank account at Mellon Bank, N.A., Pittsburgh, Pennsylvania, Account No. 102-3474), within three business days after the Distribution Date, an amount equal to such excess or (y) is less than the Rockwell Collins Distribution Date Funding Amount, Rockwell will pay to Rockwell Collins, within three business days after the Distribution Date, an amount equal to such deficit.

                      (B) Rockwell Collins will pay to Rockwell (by wire
                  transfer to Rockwell's bank account at Mellon Bank, N.A., Pittsburgh, Pennsylvania, Account No. 102-3474), within three business days after the Distribution Date, (x) all balances contained immediately prior to the Time of Distribution in petty cash accounts at U.S. locations of the Rockwell Collins Business, and (y) the dollar value of travelers checks immediately prior to the Time of Distribution at U.S. locations of the Rockwell Collins Business.

                 (ii) (A) In the event the aggregate Recorded Amount of cash in the Rockwell Science Center U.S. Bank Accounts and the Rockwell Science Center Non-U.S. Bank Accounts (other than Rockwell Science Center Pension Trust Bank Accounts) (x) exceeds $2 million, Rockwell Science Center will pay to Rockwell (by wire transfer to Rockwell's bank account at Mellon Bank, N.A., Pittsburgh, Pennsylvania, Account No. 102-3474), within three business days after the Distribution Date, an amount equal to such excess or (y) is less than $2 million, Rockwell will pay to Rockwell Science Center, within three business days after the Distribution Date, an amount equal to such deficit.

                      (B) Rockwell Science Center will pay to Rockwell (by wire
                  transfer to Rockwell's bank account at Mellon Bank, N.A., Pittsburgh, Pennsylvania, Account No. 102-3474), within three business days after the Distribution Date, (x) all balances contained immediately prior to the Time of Distribution in petty cash accounts at U.S. locations of the Rockwell Science Center Business, and

                  (y) the dollar value of travelers checks immediately prior to the Time of Distribution at U.S. locations of the Rockwell Science Center Business.

                  (c) Rockwell Customer Payments. Each of Rockwell Collins and Rockwell Science Center will, and will cause their respective Subsidiaries and Affiliates to, forward promptly to Rockwell (for the account of Rockwell or the applicable Rockwell Subsidiary) any customer payments in respect of accounts receivable constituting Rockwell Automation Assets received by Rockwell Collins, Rockwell Science Center or any of their respective Subsidiaries or Affiliates after the Time of Distribution, whether received in lock boxes, via wire transfer or otherwise. Such amounts will be forwarded by wire transfer (to Rockwell's bank account at Mellon Bank, N.A., Pittsburgh, Pennsylvania, Account No. 102-3474) in the case of customer payments received within thirty days after the Distribution Date and by check in the case of customer payments received thereafter.

                  (d) Rockwell Collins Customer Payments. Each of Rockwell and Rockwell Science Center will, and will cause their respective Subsidiaries and Affiliates to, forward promptly to Rockwell Collins (for the account of Rockwell Collins or the applicable Rockwell Collins Subsidiary) any customer payments in respect of accounts receivable constituting Rockwell Collins Assets received by Rockwell, Rockwell Science Center or any of their respective Subsidiaries or Affiliates after the Time of Distribution, whether received in lock boxes, via wire transfer or otherwise. Such amounts will be forwarded by wire transfer in the case of customer payments received within thirty days after the Distribution Date and by check in the case of customer payments received thereafter.

                  (e) Rockwell Science Center Customer Payments. Each of Rockwell and Rockwell Collins will, and will cause their respective Subsidiaries and Affiliates to, forward promptly to Rockwell Science Center (for the account of Rockwell Science Center or the applicable Rockwell Science Center Subsidiary) any customer payments in respect of accounts receivable constituting Rockwell Science Center Assets received by Rockwell, Rockwell Collins or any of their respective Subsidiaries or Affiliates after the Time of Distribution, whether received in lock boxes, via wire transfer or otherwise. Such amounts will be forwarded by wire transfer in the case of customer payments received within thirty days after the Distribution Date and by check in the case of customer payments received thereafter.

                  (f) Funding of Outstanding Checks.

                  (i) The following subsections of this Section 3.05(f) are intended to implement the parties' agreement that (A) Rockwell Collins or a Rockwell Collins Subsidiary will be liable for payment of checks relating to the Rockwell Collins Business or the Rockwell Collins Liabilities that are outstanding immediately prior to the Time of Distribution and (B) Rockwell Science Center or a Rockwell Science Center Subsidiary will be liable for payment of checks relating to the Rockwell Science Center Business or the Rockwell Science Center Liabilities that are outstanding immediately prior to the Time of Distribution.

                  (ii) Rockwell Collins or a Rockwell Collins Subsidiary will fund all amounts in respect of checks that are outstanding immediately prior to the Time of Distribution and presented for payment at or after the Time of Distribution in Rockwell Collins U.S. Bank Accounts or Rockwell Collins Non-U.S. Bank Accounts. Rockwell Science Center or a Rockwell Science Center Subsidiary will fund all amounts in respect of checks that are outstanding immediately prior to the Time of Distribution and presented for payment at or after the Time of Distribution in Rockwell Science Center U.S. Bank Accounts or Rockwell Science Center Non-U.S. Bank Accounts.

                  (iii) Rockwell or a Rockwell Subsidiary will fund all amounts in respect of checks that are outstanding immediately prior to the Time of Distribution and presented for payment at or after the Time of Distribution in Rockwell Automation Retained Accounts. Within three business days after Rockwell's request:

                           (A) Rockwell Collins will reimburse Rockwell (by wire
                  transfer to Rockwell's bank account at Mellon Bank, N.A., Pittsburgh, Pennsylvania, account number 102-3474), for the account of Rockwell or the applicable Rockwell Subsidiary, for all such amounts funded by Rockwell or a Rockwell Subsidiary in respect of checks relating to the Rockwell Collins Business or the Rockwell Collins Liabilities that are outstanding immediately prior to the Time of Distribution and presented for payment at or after the Time of Distribution in Rockwell Automation Retained Accounts; and

                           (B) Rockwell Science Center will reimburse Rockwell
                  (by wire transfer to Rockwell's bank account at Mellon Bank, N.A., Pittsburgh, Pennsylvania, account number 102-3474), for the account of Rockwell or the applicable Rockwell Subsidiary, for all such amounts funded by Rockwell or a Rockwell Subsidiary in respect of checks relating to the Rockwell Science Center Business or the Rockwell Science Center Liabilities that are outstanding immediately prior to the Time of Distribution and presented for payment at or after the Time of Distribution in Rockwell Automation Retained Accounts.

                  (iv) No checks relating to the Rockwell Collins Business, the Rockwell Collins Liabilities, the Rockwell Science Center Business or the Rockwell Science Center Liabilities will be issued on any Rockwell Automation Retained Accounts at or after the Time of Distribution.

                  SECTION 3.06 The Rockwell Collins Board and the Rockwell Science Center Board.

                  (a) Prior to the Time of Distribution, Rockwell and Rockwell Collins will take all actions which may be required to elect or otherwise appoint the persons named in the Form 10 to constitute the board of directors of Rockwell Collins at the Time of Distribution.

                  (b) Prior to the Time of Distribution, Rockwell and Rockwell Collins will take all actions which may be required to elect or otherwise appoint the persons set forth on

Schedule 3.06(b) to constitute the board of directors of Rockwell Science Center at the Time of Distribution.

                  SECTION 3.07 Resignations; Transfer of Stock Held as Nominee.

                  (a) Rockwell will cause all of its employees and directors and all of the employees and directors of each other member of the Rockwell Automation Group to resign, not later than the Time of Distribution, from all boards of directors or similar governing bodies of Rockwell Collins or any other member of the Rockwell Collins Group and of Rockwell Science Center or any other member of the Rockwell Science Center Group on which they serve, and from all positions as officers of Rockwell Collins or any other member of the Rockwell Collins Group and of Rockwell Science Center or any other member of the Rockwell Science Center Group in which they serve, except as otherwise specified on
Schedule 3.07. Rockwell Collins will cause all of its employees and directors and all of the employees and directors of each other member of the Rockwell Collins Group to resign, not later than the Time of Distribution, from all boards of directors or similar governing bodies of Rockwell or any other member of the Rockwell Automation Group and of Rockwell Science Center or any other member of the Rockwell Science Center Group on which they serve, and from all positions as officers of Rockwell or any other member of the Rockwell Automation Group and of Rockwell Science Center or any other member of the Rockwell Science Center Group in which they serve, except as otherwise specified on Schedule
3.07. Rockwell Science Center will cause all of its employees and directors and all of the employees and directors of each other member of the Rockwell Science Center Group to resign, not later than the Time of Distribution, from all boards of directors or similar governing bodies of Rockwell or any other member of the Rockwell Automation Group and of Rockwell Collins or any other member of the Rockwell Collins Group on which they serve, and from all positions as officers of Rockwell or any other member of the Rockwell Automation Group and of Rockwell Collins or any other member of the Rockwell Collins Group in which they serve, except as otherwise specified on Schedule 3.07.

                  (b) Rockwell will cause each of its employees, and each of the employees of the other members of the Rockwell Automation Group, who holds stock or similar evidence of ownership of any Rockwell Collins Group entity or Rockwell Science Center Group entity as nominee for such entity pursuant to the laws of the country in which such entity is located to transfer such stock or similar evidence of ownership to the Person so designated by Rockwell Collins or Rockwell Science Center, as the case may be, to be such nominee as of and after the Time of Distribution. Rockwell Collins will cause each of its employees, and each of the employees of the other members of the Rockwell Collins Group, who holds stock or similar evidence of ownership of any Rockwell Automation Group entity or Rockwell Science Center Group entity as nominee for such entity pursuant to the laws of the country in which such entity is located to transfer such stock or similar evidence of ownership to the Person so designated by Rockwell or Rockwell Science Center, as the case may be, to be such nominee as of and after the Time of Distribution. Rockwell Science Center will cause each of its employees, and each of the employees of the other members of the Rockwell Science Center Group, who holds stock or similar evidence of ownership of any Rockwell Automation Group entity or Rockwell Collins Group entity as nominee for such entity pursuant to the laws of the country in which such entity is located to transfer such stock or similar evidence of ownership to the Person so designated by

Rockwell or Rockwell Collins, as the case may be, to be such nominee as of and after the Time of Distribution.

                  (c) Rockwell will cause each of its employees and each of the employees of the other members of the Rockwell Automation Group to revoke or withdraw their express written authority, if any, to act on behalf of any Rockwell Collins Group entity or Rockwell Science Center Group entity as an agent or representative thereof after the Time of Distribution. Rockwell Collins will cause each of its employees and each of the employees of the other members of the Rockwell Collins Group to revoke or withdraw their express written authority, if any, to act on behalf of any Rockwell Automation Group entity or Rockwell Science Center Group entity as an agent or representative thereof after the Time of Distribution. Rockwell Science Center will cause each of its employees and each of the employees of the other members of the Rockwell Science Center Group to revoke or withdraw their express written authority, if any, to act on behalf of any Rockwell Automation Group entity or Rockwell Collins Group entity as an agent or representative thereof after the Time of Distribution.

                  SECTION 3.08 Rockwell Collins Certificate of Incorporation and By-Laws; Rights Plan. Prior to the Time of Distribution, (a) the Rockwell Collins Board will (i) approve the Certificate of Incorporation and will cause the same to be filed with the Secretary of State of the State of Delaware and
(ii) adopt the By-Laws, and (b) Rockwell, as sole shareowner of Rockwell Collins, will approve the Certificate of Incorporation. Prior to the Time of Distribution, the Rockwell Collins Board will adopt the Rights Plan and declare a dividend of the Rights so that each share of Rockwell Collins Common Stock issued and outstanding as of the Time of Distribution will initially have one Right attached thereto.

                  SECTION 3.09 Insurance.

                  (a) Coverage. Subject to the provisions of this Section 3.09, coverage of Rockwell Collins, the Rockwell Collins Subsidiaries, Rockwell Science Center and the Rockwell Science Center Subsidiaries under all Policies shall cease as of the Time of Distribution. From and after the Time of Distribution, Rockwell Collins, the Rockwell Collins Subsidiaries, Rockwell Science Center and the Rockwell Science Center Subsidiaries will be responsible for obtaining and maintaining all insurance coverages in their own right. All Policies will constitute Rockwell Automation Assets and will be retained by Rockwell and the Rockwell Subsidiaries, together with all rights, benefits and privileges thereunder (including the right to receive any and all return premiums with respect thereto), except that Rockwell Collins and Rockwell Science Center will have the rights in respect of Policies to the extent described in Sections 3.09(b), (c) and (e).

                  (b) Rights Under Shared Policies. From and after the Time of Distribution, Rockwell Collins, the Rockwell Collins Subsidiaries, Rockwell Science Center and the Rockwell Science Center Subsidiaries will have no rights with respect to any Policies, except (1) as provided in Sections 3.09(c) and (e) and (2) as follows:

                  (i) Rockwell Collins will have the right to assert claims (and Rockwell will use reasonable best efforts to assist Rockwell Collins in asserting claims) for any loss, liability or damage with respect to Rockwell Collins Assets or Rockwell Collins Liabilities under Shared Policies with third-party insurers which are "occurrence basis" insurance policies ("Occurrence Basis Policies") arising out of insured incidents occurring from the date coverage thereunder first commenced until the Time of Distribution to the extent that the terms and conditions of any such Occurrence Basis Policies and agreements relating thereto so allow;

                  (ii) Rockwell Collins will have the right to continue to prosecute claims with respect to Rockwell Collins Assets or Rockwell Collins Liabilities properly asserted with the insurer prior to the Time of Distribution (and Rockwell will use reasonable best efforts to assist Rockwell Collins in connection therewith) under Shared Policies with third-party insurers which are insurance policies written on a "claims made" basis ("Claims Made Policies") arising out of insured incidents occurring from the date coverage thereunder first commenced until the Time of Distribution to the extent that the terms and conditions of any such Claims Made Policies and agreements relating thereto so allow;

                  (iii) Rockwell Science Center will have the right to assert claims (and Rockwell will use reasonable best efforts to assist Rockwell Science Center in asserting claims) for any loss, liability or damage with respect to Rockwell Science Center Assets or Rockwell Science Center Liabilities under Occurrence Basis Policies arising out of insured incidents occurring from the date coverage thereunder first commenced until the Time of Distribution to the extent that the terms and conditions of any such Occurrence Basis Policies and agreements relating thereto so allow; and

                  (iv) Rockwell Science Center will have the right to continue to prosecute claims with respect to Rockwell Science Center Assets or Rockwell Science Center Liabilities properly asserted with the insurer prior to the Time of Distribution (and Rockwell will use reasonable best efforts to assist Rockwell Science Center in connection therewith) under Claims Made Policies arising out of insured incidents occurring from the date coverage thereunder first commenced until the Time of Distribution to the extent that the terms and conditions of any such Claims Made Policies and agreements relating thereto so allow;

provided, that in the case of each of clauses (i), (ii), (iii) and (iv) above,
(A) all of Rockwell's and each Rockwell Subsidiary's reasonable costs and expenses incurred in connection with the foregoing are promptly paid by Rockwell Collins or Rockwell Science Center, as the case may be, (B) Rockwell and the Rockwell Subsidiaries may, at any time, without liability or obligation to Rockwell Collins, any Rockwell Collins Subsidiary, Rockwell Science Center or any Rockwell Science Center Subsidiary (other than as set forth in Section 3.09(d)), amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Occurrence Basis Policies or Claims Made Policies (and such claims shall be subject to any such amendments, commutations, terminations, buy-outs, extinguishments and modifications), (C) such claims will be subject to (and recovery thereon will be reduced by the amount of) any applicable deductibles, retentions, self-insurance provisions or any payment or reimbursement obligations of Rockwell, any Rockwell Subsidiary or any Affiliate of Rockwell or any Rockwell

Subsidiary in respect thereof, and (D) such claims will be subject to exhaustion of existing aggregate limits. Rockwell's obligation to use reasonable best efforts to assist Rockwell Collins and Rockwell Science Center in asserting claims under Occurrence Basis Policies will include using reasonable best efforts in assisting Rockwell Collins and Rockwell Science Center to establish its right to coverage under Occurrence Basis Policies (so long as all of Rockwell's costs and expenses in connection therewith are promptly paid by Rockwell Collins or Rockwell Science Center, as the case may be). None of Rockwell or the Rockwell Subsidiaries will bear any Liability for the failure of an insurer to pay any claim under any Occurrence Basis Policy or Claims Made Policy.

                  (c) Rights Under Current Excess Workers' Compensation Policy. Rockwell will request that the insurer under the Current Excess Workers' Compensation Policy permit members of the Rockwell Collins Group to be named as additional named insureds under the Current Excess Workers' Compensation Policy with respect to incidents occurring from the Distribution Date through September 30, 2003, provided that no member of the Rockwell Automation Group will be required to pay any consideration or grant any financial or other accommodation in connection therewith. In connection therewith, from and after the Time of Distribution Rockwell Collins will have the right to assert claims (and Rockwell will use reasonable best efforts to assist Rockwell Collins in asserting claims) for any loss, liability or damage with respect to Rockwell Collins Assets or Rockwell Collins Liabilities under the Current Excess Workers' Compensation Policy arising out of insured incidents occurring from the Time of Distribution to September 30, 2003 to the extent that the terms and conditions of the Current Excess Workers' Compensation Policy and agreements relating thereto and the insurer thereunder so allow; provided, that (i) all of Rockwell's and each Rockwell Subsidiary's reasonable costs and expenses incurred in connection with the foregoing are promptly paid by Rockwell Collins, (ii) Rockwell and the Rockwell Subsidiaries may, at any time, without liability or obligation to Rockwell Collins or any Rockwell Collins Subsidiary (other than as set forth in Section 3.09(d)), amend, commute, terminate, buy-out, extinguish liability under or otherwise modify the Current Excess Workers' Compensation Policy (and such claims shall be subject to any such amendments, commutations, terminations, buy-outs, extinguishments and modifications), (iii) such claims will be subject to (and recovery thereon will be reduced by the amount of) any applicable deductibles, retentions, self-insurance provisions or any payment or reimbursement obligations of Rockwell, any Rockwell Subsidiary or any Affiliate of Rockwell or any Rockwell Subsidiary in respect thereof, and (iv) such claims will be subject to exhaustion of existing aggregate limits. Rockwell's obligation to use reasonable best efforts to assist Rockwell Collins in asserting claims under the Current Excess Workers' Compensation Policy will include using reasonable best efforts in assisting Rockwell Collins to establish its right to coverage under the Current Excess Workers' Compensation Policy (so long as all of Rockwell's costs and expenses in connection therewith are promptly paid by Rockwell Collins). None of Rockwell or the Rockwell Subsidiaries will bear any Liability for the failure of the insurer to pay any claim under the Current Excess Workers' Compensation Policy.

                  (d) Rockwell Actions. In the event that after the Time of Distribution Rockwell or any Rockwell Subsidiary proposes to amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Occurrence Basis Policies (including the Current Excess Workers' Compensation Policy) or Claims Made Policies under which Rockwell

Collins or Rockwell Science Center has rights to assert claims pursuant to
Section 3.09(b) or Section 3.09(c) in a manner that would adversely affect any such rights of Rockwell Collins or Rockwell Science Center, (i) Rockwell will give Rockwell Collins and/or Rockwell Science Center, as the case may be, prior notice thereof and consult with Rockwell Collins and/or Rockwell Science Center, as the case may be, with respect to such action (it being understood that the decision to take any such action will be in the sole discretion of Rockwell) and
(ii) Rockwell will pay to Rockwell Collins and/or Rockwell Science Center, as the case may be, its equitable share (which shall be determined by Rockwell based on the amount of premiums paid by or allocated to the Rockwell Collins Business or the Rockwell Science Center Business, as the case may be, in respect of the applicable Shared Policy) of any net proceeds actually received by Rockwell from the insurer under the applicable Shared Policy as a result of such action by Rockwell (after deducting Rockwell's reasonable costs and expenses incurred in connection with such action).

                  (e) Claims Administration. To the extent Constitution State Service Company and the terms and conditions of the Claims Administration Contract so allow, Rockwell will permit the Rockwell Collins Group to continue to administer commercial general liability self-insured claims that relate to incidents occurring prior to the Time of Distribution under the Claims Administration Contract; provided, that (i) all of Rockwell's and each Rockwell Subsidiary's reasonable costs and expenses incurred in connection with the foregoing are promptly paid by Rockwell Collins and (ii) Rockwell and the Rockwell Subsidiaries may, at any time, without liability or obligation to Rockwell Collins or any Rockwell Collins Subsidiary, amend, modify or terminate the Claims Administration Contract. Notwithstanding the foregoing, the parties acknowledge and agree that all Liabilities in respect of claims administered for the Rockwell Collins Group under the Claims Administration Contract shall constitute Rockwell Collins Liabilities.

                  (f) Administration. From and after the Time of Distribution:

                  (i) Rockwell or a Rockwell Subsidiary, as appropriate, will be responsible for the Claims Administration with respect to claims of Rockwell and the Rockwell Subsidiaries under Occurrence Basis Policies (including the Current Excess Workers' Compensation Policy) and Claims Made Policies;

                  (ii) Rockwell Collins or a Rockwell Collins Subsidiary, as appropriate, will be responsible for the Claims Administration with respect to the claims of Rockwell Collins and the Rockwell Collins Subsidiaries under Occurrence Basis Policies (including the Current Excess Workers' Compensation Policy) and Claims Made Policies that are permitted under Sections 3.09(b) and 3.09(c); and

                  (iii) Rockwell Science Center or a Rockwell Science Center Subsidiary, as appropriate, will be responsible for the Claims Administration with respect to the claims of Rockwell Science Center and the Rockwell Science Center Subsidiaries under Occurrence Basis Policies and Claims Made Policies that are permitted under Section 3.09(b).

                  (g) Insurance Premiums. Rockwell will pay all premiums (retrospectively-rated or otherwise) as required under the terms and conditions of the respective Policies in respect of periods prior to the Time of Distribution and, in the case of the Current Excess Workers' Compensation Policy, in respect of periods to September 30, 2003, whereupon (i) Rockwell Collins will, upon request of Rockwell, forthwith reimburse Rockwell for that portion of such premiums paid by Rockwell as are reasonably determined by Rockwell to be attributable to the Rockwell Collins Business and (ii) Rockwell Science Center will, upon request of Rockwell, forthwith reimburse Rockwell for that portion of such premiums paid by Rockwell as are reasonably determined by Rockwell to be attributable to the Rockwell Science Center Business.

                  (h) Agreement for Waiver of Conflict and Shared Defense. In the event that an Occurrence Basis Policy or a Claims Made Policy provides coverage for two or more of (i) Rockwell and/or a Rockwell Subsidiary, (ii) Rockwell Collins and/or a Rockwell Collins Subsidiary and (iii) Rockwell Science Center and/or a Rockwell Science Center Subsidiary relating to the same occurrence, Rockwell, Rockwell Collins and Rockwell Science Center, as applicable, agree to defend jointly and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this Section 3.09(h) will be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

                  (i) Directors' and Officers' Insurance. Rockwell will use its reasonable best efforts to cause the persons currently serving as directors and/or officers of Rockwell or any Subsidiary of Rockwell who will be, effective as of the Time of Distribution, directors and/or officers of Rockwell Collins, any Rockwell Collins Subsidiary, Rockwell Science Center or any Rockwell Science Center Subsidiary to be covered for a period of six years from the Time of Distribution with respect to claims arising from facts or events which occurred prior to the Time of Distribution by the directors' and officers' liability insurance policies maintained by Rockwell during such six-year period following the Time of Distribution for all persons who served as directors and/or officers of Rockwell or any Rockwell Subsidiary prior to the Time of Distribution with respect to claims arising from facts or events which occurred prior to the Time of Distribution.

                  (j) Rockwell Science Center Coverage Under Rockwell Collins Aviation Insurance. Following the Time of Distribution, Rockwell Collins will provide aviation products liability insurance coverage for the benefit of the Rockwell Science Center Group with respect to products made by or on behalf of the Rockwell Science Center Group for the Rockwell Collins Group, which insurance shall provide coverage similar to that which Rockwell Collins maintains for its own account.

                  SECTION 3.10 Use of Names, Trademarks, etc.

                  (a) From and after the Time of Distribution, subject to Sections 3.10(b), 3.10(c) and 3.10(d), Rockwell will own all rights of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) in, and to the use of, the names "Rockwell", "Rockwell International", "Rockwell

Collins", "Rockwell Science Center" and "Rockwell Scientific Company" and all corporate symbols and logos related thereto and any name or mark which includes the words "Rockwell" or "Rockwell International" and all derivatives thereof and any other name, mark or symbol connoting "Rockwell" or which constitutes a formative thereof. From and after the Time of Distribution, except as permitted in Sections 3.10(b), 3.10(c) and 3.10(d), the Rockwell Collins Group and the Rockwell Science Center Group will not use or have any rights to the names, trademarks, trade names, domain names and service marks "Rockwell", "Rockwell International", "Rockwell Collins", "Rockwell Science Center" or "Rockwell Scientific Company" or any corporate symbol or logo related thereto or any name or mark which includes the words "Rockwell" or "Rockwell International" or any derivative thereof or any name or mark confusingly similar thereto, or any special script, type font, form, style, logo, design, device, trade dress or symbol which contains, represents or evokes the trademark, trade name or service mark "Rockwell" or "Rockwell International" or any derivative thereof or any name or mark confusingly similar thereto. From and after the Time of Distribution the Rockwell Collins Group will not hold itself out as having any affiliation with the Rockwell Automation Group. Prior to or as soon as practicable following the Time of Distribution (but in no event later than one year after the Distribution Date) (i) Rockwell Collins will change the name of any Rockwell Collins Subsidiary to eliminate therefrom the name "Rockwell" other than in the combined format "Rockwell Collins" and (ii) Rockwell Science Center will change the name of any Rockwell Science Center Subsidiary to eliminate therefrom the name "Rockwell" other than in the combined format "Rockwell Science Center", "Rockwell Scientific" or "Rockwell Scientific Company".

                  (b) (i) Rockwell hereby grants to Rockwell Collins an exclusive, non-transferable (other than by way of sublicenses to members of the Rockwell Collins Group) license to utilize without obligation to pay royalties to Rockwell the name, trademark, trade name, domain name and service mark "Rockwell Collins" (the "Rockwell Collins Marks") in connection with businesses of the Rockwell Collins Group, other than in connection with (A) the Rockwell Automation Business (as it exists on the Distribution Date), (B) the Rockwell Science Center Business (as it exists on the Distribution Date) or (C) researching, developing, designing, engineering, manufacturing, building, selling, distributing, installing, modifying, repairing, servicing or supporting Automation Products. Unless and until the license granted under this Section 3.10(b) is terminated, Rockwell will not use, nor grant a license to any third party to use, the Rockwell Collins Marks.

                  (ii) As a condition to the license granted by this Section 3.10(b), Rockwell Collins will use the Rockwell Collins Marks (A) in connection with goods and services having a level of quality at least as high as that established by the Rockwell Collins Business for similar goods or services made, sold or offered for sale prior to the Distribution Date and (B) in compliance with all applicable laws and regulations.

                  (iii) Rockwell will have the right to exercise quality control over Rockwell Collins' and any permitted sublicensee's presentation or use of the Rockwell Collins Marks to that degree reasonably necessary, in the opinion of Rockwell, to maintain the validity and enforceability of the Rockwell Collins Marks and the name, trademark, trade name or service mark "Rockwell" and to protect the goodwill associated with any of the foregoing. Rockwell Collins will, upon request by Rockwell, submit to Rockwell materials of the Rockwell Collins Group bearing the Rockwell Collins Marks as Rockwell may reasonably require to ensure Rockwell Collins' and any permitted sublicensee's compliance with the obligations set forth in this Section 3.10(b).

                  (iv) (A) Rockwell may terminate the license granted under this
                  Section 3.10(b) in the event of a material breach of this
                  Section 3.10(b) by any member of the Rockwell Collins Group that has not been cured within sixty days (or ninety days, if substantial progress is being made at the end of such sixty day period) of written notice by Rockwell to Rockwell Collins.

                           (B) The license granted under this Section 3.10(b)
                  will terminate automatically on the 180th day after a Rockwell Collins Change in Control.

                  (v) From and after the Time of Distribution, Rockwell Collins will have all rights of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) in, and to the use of, the name, trademark, trade name and service mark "Collins" (other than in the combined format "Rockwell Collins") and all corporate symbols and logos related thereto and all derivatives thereof.

                  (c) (i) Rockwell hereby grants to Rockwell Science Center an exclusive, non-transferable (other than by way of sublicenses to members of the Rockwell Science Center Group) license to utilize without obligation to pay royalties to Rockwell the names, trademarks, trade names, domain names and service marks "Rockwell Science Center", "Rockwell Scientific" and "Rockwell Scientific Company" (collectively, the "Rockwell Science Center Marks") in connection with the Rockwell Science Center Business as it exists on the Distribution Date. Unless and until the license granted under this Section 3.10(c) is terminated, Rockwell will not use, nor grant a license to any third party to use, the Rockwell Science Center Marks.

                  (ii) As a condition to the license granted by this Section 3.10(c), Rockwell Science Center will use the Rockwell Science Center Marks (A) in connection with goods and services having a level of quality at least as high as that established by the Rockwell Science Center Business for similar goods or services made, sold or offered for sale prior to the Distribution Date and (B) in compliance with all applicable laws and regulations.

                  (iii) Rockwell will have the right to exercise quality control over Rockwell Science Center's and any permitted sublicensee's presentation or use of the Rockwell Science Center Marks to that degree reasonably necessary, in the opinion of Rockwell, to maintain the validity and enforceability of the Rockwell Science Center Marks and the name, trademark, trade name or service mark "Rockwell" and to protect the goodwill associated with any of the foregoing. Rockwell Science Center will, upon request by Rockwell, submit to Rockwell materials of the Rockwell Science Center Group bearing the Rockwell Science Center Marks as Rockwell may reasonably require to ensure Rockwell Science Center's and any permitted sublicensee's compliance with the obligations set forth in this Section 3.10(c).

                  (iv) (A) Rockwell may terminate the license granted under this
                  Section 3.10(c) in the event of a material breach of this
                  Section 3.10(c) by any member of the Rockwell Science Center Group that has not been cured within sixty days (or ninety days, if substantial progress is being made at the end of such sixty day period) of written notice by Rockwell to Rockwell Science Center.

                           (B) The license granted under this Section 3.10(c)
                  will terminate automatically on the earlier of (x) the 180th day after a Rockwell Collins Change in Control or (y) the 180th day after the aggregate equity ownership interest of Rockwell and Rockwell Collins in Rockwell Science Center falls below 50% or (z) the date that Rockwell and Rockwell Collins, when acting in concert, lack the ability to control management of Rockwell Science Center.

                  (d) In addition to, and without limiting the licenses granted in Section 3.10(b) and Section 3.10(c), Rockwell hereby grants to each of Rockwell Collins and Rockwell Science Center a non-exclusive, non-transferable (other than by way of sublicenses to members of the Rockwell Collins Group or the Rockwell Science Center Group, as the case may be) license to utilize without obligation to pay royalties to Rockwell the names, trademarks or trade names "Rockwell" and "Rockwell International" and any corporate symbol or logo related thereto in connection with stationery, supplies, labels, catalogs, vehicles, signs and products of the Rockwell Collins Business or the Rockwell Science Center Business, as the case may be, described in paragraphs (i) through
(v) of this Section 3.10(d), subject to the terms and conditions of this Section 3.10(d) and Section 3.10(e), in each case in the same manner and to the same extent as such names, trademarks, trade names, corporate symbols or logos were used by the Rockwell Collins Business or the Rockwell Science Center Business, as the case may be, at any time within the five year period preceding the
Distribution:

                  (i) All stationery, invoices, purchase orders and other similar documents of a transactional nature, business cards, outside forms such as packing lists, labels, and cartons, forms for internal use only and product literature constituting Rockwell Collins Assets or Rockwell Science Center Assets, as the case may be, as of the Time of Distribution may be used for a period of one year following the Distribution Date or until the supply is exhausted, whichever is the first to occur.

                  (ii) All vehicles constituting Rockwell Collins Assets or Rockwell Science Center Assets, as the case may be, as of the Time of Distribution may continue to be used without re-marking (except as to legally required permit numbers, license numbers, etc.) for a period not to exceed (A) one year following the Distribution Date or (B) the date of disposition of the vehicle, whichever is the first to occur.

                  (iii) Within six months following the Distribution Date, Rockwell Collins and Rockwell Science Center, as the case may be, will cause to be removed from display at all owned and leased facilities constituting Rockwell Collins Assets or Rockwell Science Center Assets, respectively, all demountable displays which contain the names, trademarks or trade names "Rockwell" or "Rockwell International" (other than, (x) in the case of Rockwell Collins, in the combined format "Rockwell Collins" and (y) in the case of Rockwell Science Center, in the combined format "Rockwell Science Center" or "Rockwell Scientific Company") or any corporate symbol related thereto and Rockwell Collins and Rockwell Science Center each will remove, or will cause the removal of, all signs displaying any such name, trademark, trade name or corporate symbol at all such facilities (A) located in the United States, no later than six months following the Distribution Date and (B) located outside the United States, no later than one year following the Distribution Date.

                  (iv) Products of the Rockwell Collins Business and the Rockwell Science Center Business may have applied thereto the names, trademarks or trade names "Rockwell" or "Rockwell International" or any Rockwell corporate symbol or logo related thereto for a period of six months after the Distribution.

                  (v) Products of the Rockwell Collins Business and the Rockwell Science Center Business in finished goods inventory and work in process (to the extent the same bear the names, trademarks or trade names "Rockwell" or "Rockwell International" at the Time of Distribution or have any such trademark or trade name applied to them in accordance with paragraph (v) above) may be disposed of without re-marking.

                  (e) (i) Apart from the rights granted under Section 3.10(b),
         Section 3.10(c) and Section 3.10(d), no member of the Rockwell Collins Group or the Rockwell Science Center Group shall have any right, title or interest in, or to the use of, the Rockwell Collins Marks, the Rockwell Science Center Marks or the names, trademarks or trade names "Rockwell" or "Rockwell International" or any corporate symbol or logo related thereto, either alone or in combination with any other word, name, symbol, device, trademarks, or any combination thereof. Anything contained herein to the contrary notwithstanding, except as expressly permitted by Section 3.10(b), Section 3.10(c) and Section 3.10(d), in no event will any member of the Rockwell Collins Group or any member of the Rockwell Science Center Group utilize the Rockwell Collins Marks, the Rockwell Science Center Marks, as the case may be, or the names, trademarks, trade names or domain names "Rockwell" or "Rockwell International" or any corporate symbol or logo related thereto as a component of a company or trade name. Rockwell Collins and Rockwell Science Center each will not, and will cause each other member of the Rockwell Collins Group and the Rockwell Science Center Group, as the case may be, not to, challenge or contest the validity of such names, trademarks, trade names, domain names, corporate symbols or logos, the registration thereof or the ownership thereof by the Rockwell Automation Group. Rockwell Collins and Rockwell Science Center each will not, and will cause each other member of the Rockwell Collins Group and the Rockwell Science Center Group, as the case may be, not to, apply anywhere at any time for any registration as owner or exclusive licensee of such names, trademarks, trade names, domain names, corporate symbols or logos. If, notwithstanding the foregoing, any member of the Rockwell Collins Group or the Rockwell Science

         Center Group develops, adopts or acquires, directly or indirectly, any right, title or interest in, or to the use of, any such names, trademarks, trade names, domain names, corporate symbols or logos in any jurisdiction, or any goodwill incident thereto, Rockwell Collins or Rockwell Science Center, as the case may be, will, upon the request of Rockwell, and for a nominal consideration of one dollar, assign or cause to be assigned to Rockwell or any designee of Rockwell, all right, title and interest in, and to the use of, such names, trademarks, trade names, domain names, corporate symbols or logos in any and all jurisdictions, together with any goodwill incident thereto.

                  (ii) If the laws of any country require that any mark subject to Section 3.10(b), Section 3.10(c) or Section 3.10(d) or the right of any member of the Rockwell Collins Group or the Rockwell Science Center Group to use any mark as permitted by Section 3.10(b), Section 3.10(c) or Section 3.10(d) be registered in order to fully protect the Rockwell Automation Group, then Rockwell Collins or Rockwell Science Center, as the case may be, and Rockwell will cooperate in constituting such member of the Rockwell Collins Group or the Rockwell Science Center Group, as the case may be, as a registered user (or its equivalent) in each of the countries in which such registration is necessary. Any expenses for registering such mark or constituting such member of the Rockwell Collins Group or the Rockwell Science Center Group, as the case may be, as a registered user in any country shall be borne by Rockwell Collins or Rockwell Science Center, as the case may be. Any registration of such member of the Rockwell Collins Group or the Rockwell Science Center Group, as the case may be, as a registered user of any mark hereunder shall be expunged on termination of the period of permitted use under this Agreement or upon a breach or threatened breach by any member of the Rockwell Collins Group or the Rockwell Science Center Group, as the case may be, of the terms of this Section
         3.10 and Rockwell Collins or Rockwell Science Center, as the case may be, will, upon request of Rockwell, take all necessary steps to cause such registration to be so expunged upon such termination or breach or threatened breach.

                  (iii) Rockwell will have the right to terminate the license granted in Section 3.10(b) and/or Section 3.10(d) (with respect to Rockwell Collins) in the event of a material breach of this Section 3.10(e) by any member of the Rockwell Collins Group that has not been cured within sixty days (or ninety days, if substantial progress is being made at the end of such sixty day period) after written notice by Rockwell to Rockwell Collins. Rockwell will have the right to terminate the license granted in Section 3.10(c) and/or Section 3.10(d) (with respect to Rockwell Science Center) in the event of a material breach of this Section 3.10(e) by any member of the Rockwell Science Center Group that has not been cured within sixty days (or ninety days, if substantial progress is being made at the end of such sixty day period) after written notice by Rockwell to Rockwell Science Center.

                  (iv) Rockwell Collins hereby constitutes and appoints Rockwell the true and lawful attorney of Rockwell Collins and its Subsidiaries to act as their attorney-in-fact to execute any documents and to take all necessary steps to cause Rockwell Collins and its Subsidiaries to perform any of their obligations set forth in this Section 3.10(e), provided however, that Rockwell will provide Rockwell Collins sixty days written notice prior to executing such documents or commencing such steps. Rockwell Science Center hereby constitutes and appoints Rockwell the true and lawful attorney of Rockwell Science Center and its Subsidiaries to act as their attorney-in-fact to execute any documents and to take all necessary steps to cause Rockwell Science Center and its Subsidiaries to perform any of their obligations set forth in this Section 3.10(e), provided however, that Rockwell will provide Rockwell Science Center sixty days written notice prior to executing such documents or commencing such steps.

                  (f) From and after the Distribution Date, the Rockwell Automation Group will not hold itself out as having an affiliation with the Rockwell Collins Group.

                  SECTION 3.11 Consents. Prior to and after the Distribution Date, Rockwell, Rockwell Collins and Rockwell Science Center will, and will cause their respective Subsidiaries to, use their reasonable best efforts (as requested by any other party) to obtain, or to cause to be obtained, all Consents and to resolve all impracticalities of assignments or transfers necessary for the transfer of all Assets, Subsidiaries and Liabilities contemplated to be transferred pursuant to this Article III; provided, however, that none of Rockwell, Rockwell Collins or Rockwell Science Center or their respective Subsidiaries shall be obligated to pay any consideration or offer or grant any financial accommodation in connection therewith. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, License or Asset if an assignment or attempted assignment of the same without the Consent of any other party or parties thereto or other required Consent would constitute a breach thereof or of any applicable law or in any way impair the rights of any member of the Rockwell Automation Group, the Rockwell Collins Group or the Rockwell Science Center Group, as the case may be, thereunder. If any such Consent is not obtained or if an attempted assignment would be ineffective or would impair any member of a Group's rights under any such Contract, License or Asset so that the contemplated assignee hereunder (the "Recipient Party") would not receive all such rights, then (x) the party contemplated hereunder to assign such Contract, License or Asset (the "Assigning Party") will use reasonable best efforts (it being understood that such efforts shall not include any requirement of the Assigning Party to pay any consideration or offer or grant any financial accommodation) to provide or cause to be provided to the Recipient Party, to the extent permitted by law, the benefits of any such Contract, License or Asset and the Assigning Party will promptly pay or cause to be paid to the Recipient Party when received all moneys and properties received by the Assigning Party with respect to any such Contract, License or Asset and (y) the Recipient Party will pay, perform and discharge on behalf of the Assigning Party all of the Assigning Party's Liabilities thereunder in a timely manner and in accordance with the terms thereof. In addition, the Assigning Party will take such other actions (at the Recipient Party's expense) as may reasonably be requested by the Recipient Party in order to place the Recipient Party, insofar as reasonably possible, in the same position as if such Contract, License or Asset had been transferred as contemplated hereby and so all the benefits and burdens relating thereto, including possession, use, risk of loss, potential for gain and dominion, control and command, shall inure to the Recipient Party. If and when such Consents are obtained, the transfer of the applicable Contract, License or Asset shall be effected as promptly following the Time of Distribution as shall be practicable in accordance with the terms of this Agreement. To the extent that any transfers and assumptions contemplated by this Article III shall not have been consummated on or prior to the Time of Distribution, the parties shall cooperate to effect such transfers as promptly following the Time of Distribution as shall be practicable, it nonetheless being agreed and understood by the parties that no party shall be liable in any manner to any other party for any failure of any of the transfers contemplated by this Article III to be consummated prior to the Time of Distribution.

                  SECTION 3.12 Intellectual Property.

                  (a) Effective immediately after the Time of Distribution, Rockwell, on behalf of itself and the Rockwell Subsidiaries, hereby grants to Rockwell Science Center a royalty-free, world-wide, irrevocable, non-exclusive license under all Intellectual Property (excluding trademarks, trade names, domain names, service marks, trade dress or any other form of trade identity) which constitutes Rockwell Automation Assets and which immediately after the Time of Distribution is either owned by the Rockwell Automation Group or under which the Rockwell Automation Group has a right to license without the payment of royalties to a third party to make, have made, use, import, sell or otherwise dispose of products, or to practice any process in connection therewith, in the conduct of the Rockwell Science Center Business (as such business is being conducted at the Time of Distribution); said non-exclusive license being transferable only by sublicenses (to the extent permitted in the case of any restricted grant to Rockwell or a Rockwell Subsidiary, as a licensee) to members of the Rockwell Science Center Group and in connection with the sale or other disposition of all or any part of the Rockwell Science Center Business to which such Intellectual Property relates. To the extent that the Rockwell Science Center Group does not have copies of any information or materials relating to Intellectual Property licensed under this Section 3.12(a) that are essential to exercising such rights, Rockwell will, upon reasonable request, supply to the Rockwell Science Center Group copies of any such information or materials relating to such Intellectual Property. In no event shall Rockwell Science Center use the subject matter of any Intellectual Property licensed under this
Section 3.12(a) in a manner that is competitive with the Rockwell Automation Business as such business is being conducted at the Time of Distribution, or any extensions or expansions thereof occurring in the ordinary course of business, except that Rockwell Science Center shall be able to continue to use the subject matter of such Intellectual Property in a manner that is competitive with the Rockwell Automation Business in any such extensions or expansions of the Rockwell Automation Business to the extent (but only to the extent) such Intellectual Property was used by Rockwell Science Center prior to such extensions or expansions of the Rockwell Automation Business.

                  (b) (i) Effective immediately after the Time of Distribution, Rockwell Science Center, on behalf of itself and the Rockwell Science Center Subsidiaries, hereby grants to Rockwell a royalty-free, world-wide, irrevocable, non-exclusive license under all Intellectual Property (excluding trademarks, trade names, domain names, service marks, trade dress or any other form of trade identity) which constitutes Rockwell Science Center Assets and which immediately after the Time of Distribution is either owned by the Rockwell Science Center Group or under which the Rockwell Science Center Group has a right to license without the payment of royalties to a third party (collectively, "Rockwell Science Center IP") to make, have made, use, import, sell or otherwise dispose of products, or to practice any process in connection therewith, in the conduct of the Rockwell Automation Business (as such business is being conducted at the Time of

         Distribution, or any extensions or expansions thereof occurring in the ordinary course of business); said non-exclusive license being transferable only (A) by sublicenses (to the extent permitted in the case of any restricted grant to Rockwell Science Center or a Rockwell Science Center Subsidiary, as a licensee) to members of the Rockwell Automation Group, (B) by sublicenses (to the extent permitted in the case of any restricted grant to Rockwell Science Center or a Rockwell Science Center Subsidiary, as a licensee) to any Person, but only in cases where the creation of Rockwell Science Center IP was funded in whole or in part by the Rockwell Automation Business prior to the Time of Distribution, and (C) in connection with the sale or other disposition of all or any part of the Rockwell Automation Business to which such Intellectual Property relates. To the extent that the Rockwell Automation Group does not have copies of any information or materials relating to Intellectual Property licensed under this Section 3.12(b) that are essential to exercising such rights, Rockwell Science Center will, upon reasonable request, supply to the Rockwell Automation Group copies of any such information or materials relating to such Intellectual Property.

                  (ii) In addition to any other right granted to Rockwell in this Section 3.12(b), after the Time of Distribution and upon the written request of Rockwell or any member of the Rockwell Automation Group, Rockwell Science Center, on behalf of itself and the Rockwell Science Center Subsidiaries, agrees to cooperate, discuss and negotiate in good faith with Rockwell with respect to granting Rockwell or a Rockwell Subsidiary, on commercially reasonable terms, the right to grant any Person a world-wide, non-exclusive license under Rockwell Science Center IP or any part thereof, to make, have made, use, import, sell or otherwise dispose of products, or to practice any process in connection therewith, which is not permitted by Section 3.12(b)(i).

                  (iii) Rockwell Science Center hereby covenants not to (and to cause the Rockwell Science Center Subsidiaries not to) assert any claims or rights, bring any suit, or institute any other action against the Rockwell Automation Group or any permitted or otherwise lawful transferee of products and services of the Rockwell Automation Group or any Person in privity with any member of the Rockwell Automation Group under any contract concerning the making, using or selling of products or services for the Rockwell Automation Group, based upon any infringement of any Intellectual Property (excluding trademarks, trade names, domain names, service marks, trade dress or any other form of trade identity) which constitutes Rockwell Science Center Assets and which immediately after the Time of Distribution is either owned by the Rockwell Science Center Group or under which the Rockwell Science Center Group has a right to license or grant immunity from suit without payment of royalties to a third party. This covenant not to sue shall extend in perpetuity to (i) the Rockwell Automation Group and (ii) assignees of the Rockwell Automation Group, but only in connection with the sale or other disposition of all or any part of the Rockwell Automation Business to which such Intellectual Property relates. All Intellectual Property covered by the covenant in this Section 3.12(b)(iii) shall be transferred, whether by assignment, license or otherwise, subject to this covenant and all transferees of such Intellectual Property shall take such assignment, license or other transfer subject to this covenant.

                  (c) Effective immediately after the Time of Distribution, Rockwell Collins, on behalf of itself and the Rockwell Collins Subsidiaries, hereby grants to Rockwell Science Center a royalty-free, world-wide, irrevocable, non-exclusive license under all Intellectual Property (excluding trademarks, trade names, domain names, service marks, trade dress or any other form of trade identity) which constitutes Rockwell Collins Assets and which immediately after the Time of Distribution is either owned by the Rockwell Collins Group or under which the Rockwell Collins Group has a right to license without the payment of royalties to a third party to make, have made, use, import, sell or otherwise dispose of products, or to practice any process in connection therewith, in the conduct of the Rockwell Science Center Business (as such business is being conducted at the Time of Distribution); said non-exclusive license being transferable only by sublicenses (to the extent permitted in the case of any restricted grant to Rockwell Collins or a Rockwell Collins Subsidiary, as a licensee) to members of the Rockwell Science Center Group and in connection with the sale or other disposition of all or any part of the Rockwell Science Center Business to which such Intellectual Property relates. To the extent that the Rockwell Science Center Group does not have copies of any information or materials relating to Intellectual Property licensed under this Section 3.12(c) that are essential to exercising such rights, Rockwell Collins will, upon reasonable request, supply to the Rockwell Science Center Group copies of any such information or materials relating to such Intellectual Property. In no event shall Rockwell Science Center use any subject matter of the Intellectual Property licensed under this Section 3.12(c) in a manner that is competitive with the Rockwell Collins Business as such business is being conducted at the Time of Distribution, or any extensions or expansions thereof occurring in the ordinary course of business, except that Rockwell Science Center shall be able to continue to use the subject matter of such Intellectual Property in a manner that is competitive with the Rockwell Collins Business in any such extensions or expansions of the Rockwell Collins Business to the extent (but only to the extent) such Intellectual Property was used by Rockwell Science Center prior to such extensions or expansions of the Rockwell Collins Businesses.

                  (d) (i) Effective immediately after the Time of Distribution, Rockwell Science Center, on behalf of itself and the Rockwell Science Center Subsidiaries, hereby grants to Rockwell Collins a royalty-free, world-wide, irrevocable, non-exclusive license under all Rockwell Science Center IP to make, have made, use, import, sell or otherwise dispose of products, or to practice any process in connection therewith, in the conduct of the Rockwell Collins Business (as such business is being conducted at the Time of Distribution, or any extensions or expansions thereof occurring in the ordinary course of business, but excluding any extensions or expansions occurring as a result of, or at any time after, a Rockwell Collins Change in Control); said non-exclusive license being transferable only (A) by sublicenses (to the extent permitted in the case of any restricted grant to Rockwell Science Center or a Rockwell Science Center Subsidiary, as a licensee) to members of the Rockwell Collins Group, (B) by sublicenses (to the extent permitted in the case of any restricted grant to Rockwell Science Center or a Rockwell Science Center Subsidiary, as a licensee) to any Person, but only in cases where the creation of Rockwell Science Center IP was funded in whole or in part by the Rockwell Collins Business prior to the Time of Distribution, and (C) in connection with the sale or other disposition of all or any part of the Rockwell Collins Business to which such Intellectual Property relates. To the extent that the Rockwell Collins Group does not have copies of any information or materials relating to Intellectual Property licensed under this Section 3.12(d) that are essential to exercising such rights, Rockwell Science Center will, upon reasonable request, supply to the Rockwell Collins Group copies of any such information or materials relating to such Intellectual Property.

                  (ii) In addition to any other right granted to Rockwell Collins in this Section 3.12(d), after the Time of Distribution and upon the written request of Rockwell Collins or any Rockwell Collins Subsidiary, Rockwell Science Center, on behalf of itself and the Rockwell Science Center Subsidiaries, agrees to cooperate, discuss and negotiate in good faith with Rockwell Collins with respect to granting Rockwell Collins or a Rockwell Collins Subsidiary, on commercially reasonable terms, the right to grant any Person a world-wide, non-exclusive license under Rockwell Science Center IP or any part thereof, to make, have made, use, import, sell or otherwise dispose of products, or to practice any process in connection therewith, which is not permitted by Section 3.12(d)(i).

                  (iii) Rockwell Science Center hereby covenants not to (and to cause the Rockwell Science Center Subsidiaries not to) assert any claims or rights, bring any suit, or institute any other action against the Rockwell Collins Group or any permitted or otherwise lawful transferee of products and services of the Rockwell Collins Group or any Person in privity with any member of the Rockwell Collins Group under any contract concerning the making, using or selling of products or services for the Rockwell Collins Group, based upon any infringement of any Intellectual Property (excluding trademarks, trade names, domain names, service marks, trade dress or any other form of trade identity) which constitutes Rockwell Science Center Assets and which immediately after the Time of Distribution is either owned by the Rockwell Science Center Group or under which the Rockwell Science Center Group has a right to license or grant immunity from suit without payment of royalties to a third party. This covenant not to sue shall extend in perpetuity to (i) the Rockwell Collins Group and (ii) assignees of the Rockwell Collins Group, but only in connection with the sale or other disposition of all or any part of the Rockwell Collins Business to which such Intellectual Property relates. All Intellectual Property covered by the covenant in this Section 3.12(d)(iii) shall be transferred, whether by assignment, license or otherwise, subject to this covenant and all transferees of such Intellectual Property shall take such assignment, license or other transfer subject to this covenant.

                  (e) Rockwell hereby covenants not to (and to cause the Rockwell Subsidiaries not to) assert any claims or rights, bring any suit, or institute any other action against the Rockwell Collins Group or any Person in the chain of title of products and services of the Rockwell Collins Group, based upon any infringement of any Intellectual Property (excluding trademarks, trade names, domain names, service marks, trade dress or any other form of trade identity) which constitutes Rockwell Automation Assets and which immediately after the Time of Distribution is either owned by the Rockwell Automation Group or under which the Rockwell Automation Group has a right to license or grant immunity from suit without payment of royalties to a third party which might occur as a result of any manufacture, use, import, sale or other disposition by the Rockwell Collins Group of products or services after the Time of




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Distribution in the conduct of the Rockwell Collins Business (as such business is being conducted at the Time of Distribution, or any extensions or expansions thereof occurring in the ordinary course of business, but excluding any extensions or expansions occurring as a result of, or at any time after, a Rockwell Collins Change in Control). This covenant not to sue shall extend in perpetuity to (i) the Rockwell Collins Group and (ii) assignees of the Rockwell Collins Group, but only in connection with the sale or other disposition of all or any part of the Rockwell Collins Business to which such Intellectual Property relates. All Intellectual Property covered by the covenant in this Section 3.12(e) shall be transferred, whether by assignment, license or otherwise, subject to this covenant and all transferees of such Intellectual Property shall take such assignment, license or other transfer subject to this covenant.

                  (f) Rockwell Collins hereby covenants not to (and to cause the Rockwell Collins Subsidiaries not to) assert any claims or rights, bring any suit, or institute any other action against the Rockwell Automation Group or any Person in the chain of title of products and services of the Rockwell Automation Group, based upon any infringement of any Intellectual Property (excluding trademarks, trade names, domain names, service marks, trade dress or any other form of trade identity) which constitutes Rockwell Collins Assets and which immediately after the Time of Distribution is either owned by the Rockwell Collins Group or under which the Rockwell Collins Group has a right to license or grant immunity from suit without payment of royalties to a third party which might occur as a result of any manufacture, use, import, sale or other disposition by the Rockwell Automation Group of products or services after the Time of Distribution in the conduct of the Rockwell Automation Business (as such business is being conducted at the Time of Distribution, or any extensions or expansions thereof occurring in the ordinary course of business). This covenant not to sue shall extend in perpetuity to (i) the Rockwell Automation Group and
(ii) assignees of the Rockwell Automation Group, but only in connection with the sale or other disposition of all or any part of the Rockwell Automation Business to which such Intellectual Property relates. All Intellectual Property covered by the covenant in this Section 3.12(f) shall be transferred, whether by assignment, license or otherwise, subject to this covenant and all transferees of such Intellectual Property shall take such assignment, license or other transfer subject to this covenant.

                  (g) (i) For purposes of this Section 3.12(g), the following terms will have the following definitions:

                              (A) "Administrative Services" means services
                  pertaining to personnel, payroll, property management, benefits, human resource management, financial planning, case docketing and management, contract and subcontract management, facilities management, proposal activities and other similar services.

                              (B) "Administrative Services Software" means
                  software originated internally and owned by Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) prior to the Time of Distribution and relating to the provision of Administrative Services to business units of Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) immediately prior to the Time of Distribution, regardless of where ownership of such software vests after the Time of



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                  Distribution. Administrative Services Software also shall
                  include materials and documentation supplied by one party to the other pursuant to clause (iv) of this Section 3.12(g).

                              (C) "Transition Period" means the period from the
                  Time of Distribution until the termination or expiration of the provision of services pursuant to each of the Transition Agreement and the Continuing Services Agreements.

                  (ii) Anything contained herein to the contrary notwithstanding, the following licenses shall govern Administrative Services
Software:

                              (A) Effective as of the Time of Distribution,
                  Rockwell, on behalf of itself and the Rockwell Subsidiaries, hereby grants to the Rockwell Collins Group and the Rockwell Science Center Group a royalty-free, world-wide, irrevocable non-exclusive license to use Administrative Services Software which constitutes Rockwell Automation Assets and which immediately after the Time of Distribution is either owned by the Rockwell Automation Group or under which the Rockwell Automation Group has a right to license without the payment of royalties to a third party, but only for the internal business purposes of the Rockwell Collins Group or the Rockwell Science Center Group, as the case may be, including the right to sublicense only to (x) members of the Rockwell Collins Group or the Rockwell Science Center Group, as the case may be, and
                  (y) service providers to use the Administrative Services Software for or on behalf of the Rockwell Collins Group or the Rockwell Science Center Group, as the case may be.

                              (B) Effective as of the Time of Distribution,
                  Rockwell Collins, on behalf of itself and the Rockwell Collins Subsidiaries, hereby grants to the Rockwell Automation Group and the Rockwell Science Center Group a royalty-free, world-wide, irrevocable non-exclusive license to use Administrative Services Software which constitutes Rockwell Collins Assets and which immediately after the Time of Distribution is either owned by the Rockwell Collins Group or under which the Rockwell Collins Group has a right to license without the payment of royalties to a third party, but only for the internal business purposes of the Rockwell Automation Group or the Rockwell Science Center Group, as the case may be, including the right to sublicense only to (x) members of the Rockwell Automation Group or the Rockwell Science Center Group, as the case may be, and (y) service providers to use the Administrative Services Software for or on behalf of the Rockwell Automation Group or the Rockwell Science Center Group, as the case may be.

                              (C) Effective as of the Time of Distribution,
                  Rockwell Science Center, on behalf of itself and the Rockwell Science Center Subsidiaries, hereby grants to the Rockwell Automation Group and the Rockwell Collins Group a royalty-free, world-wide, irrevocable non-exclusive license to use Administrative Services Software which constitutes Rockwell Science Center Assets and which immediately after the Time of Distribution is either owned by the Rockwell Science Center Group or under which the Rockwell Science Center Group has a right to license without the payment of royalties to a third party, but only for the internal business purposes of the Rockwell Automation

                  Group or the Rockwell Collins Group, as the case may be, including the right to sublicense only to (x) members of the Rockwell Automation Group or the Rockwell Collins Group, as the case may be, and (y) service providers to use the Administrative Services Software for or on behalf of the Rockwell Automation Group or the Rockwell Collins Group, as the case may be.

                              (D) Except as set forth in this paragraph (ii),
                  the licenses granted pursuant to this Section 3.12(g) do not include the right to sublicense. Software originated or maintained during the Transition Period by a party and relating to the provision of Administrative Services to any other party pursuant to the Transition Agreement or the Continuing Services Agreements shall be considered Administrative Services Software subject to the above licenses, provided, that the party to be licensed has paid a mutually agreeable share of the origination and/or maintenance costs for such software and requests during the Transition Period that such software be subject to such licenses.

                  (iii) Each party shall have the right to use, disclose, perform, display, copy, distribute and make derivatives of Administrative Services Software within the scope of the licenses granted herein. Title to Administrative Services Software and all rights therein, including all rights in patents, copyrights and trade secrets and any other intellectual property rights applicable thereto, shall remain vested in the party to which ownership is allocated pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, each licensed party agrees that it will not use, copy, disclose, sell, assign or sublicense, or otherwise transfer Administrative Services Software licensed to it under this Section 3.12(g) or any derivatives thereof, except as expressly provided in this Section 3.12(g).

                  (iv) To the extent that a licensed party does not have copies of any Administrative Services Software or materials and documentation (such as source code listings, flow charts, user guides and programmer's guides) relating to the operation and maintenance of such Administrative Services Software to which another applicable party has ownership, such owning party shall, as soon as practicable after request of the licensed party, supply to the licensed party copies of such Administrative Services Software and any related operating and maintenance materials or documentation existing as of the Time of Distribution.

                  (v) In the event that Administrative Services Software is used by the owner in the ordinary course of its business either associated or bundled with software owned or controlled by a third party (e.g., as a suite of software), without which the Administrative Services Software would be wholly or partly inoperable or otherwise unfit for its intended purposes, the grant of the licenses under the provisions of this Section 3.12(g) shall not be construed as an implied license to use the software of such a third party or as an undertaking on the part of the owner of the Administrative Services Software to obtain a license to permit the use of such third party software.

                  (h) (i) Rockwell makes no representations or warranties of any kind with respect to the validity, scope or enforceability of any Intellectual Property of Rockwell or the Rockwell Subsidiaries subject to this Section 3.12 and none of Rockwell or the Rockwell Subsidiaries has any obligation to file or prosecute any patent applications or maintain any

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
        patents in force in connection therewith. Notwithstanding anything contained herein to the contrary, this Section 3.12 will not be applicable to any rights in, and to the use of, the names, trademarks, trade names and service marks "Rockwell" and "Rockwell International" and all corporate symbols and logos related thereto and all names, trademarks, trade names and service marks which include the words "Rockwell" or "Rockwell International" or any derivative thereof.

                  (ii) Rockwell Collins makes no representations or warranties of any kind with respect to the validity, scope or enforceability of any Intellectual Property of Rockwell Collins or the Rockwell Collins Subsidiaries subject to this Section 3.12 and none of Rockwell Collins or the Rockwell Collins Subsidiaries has any obligation to file or prosecute any patent applications or maintain any patents in force in connection therewith.

                  (iii) Rockwell Science Center makes no representations or warranties of any kind with respect to the validity, scope or enforceability of any Intellectual Property of Rockwell Science Center or the Rockwell Science Center Subsidiaries subject to this Section
         3.12 and none of Rockwell Science Center or the Rockwell Science Center Subsidiaries has any obligation to file or prosecute any patent applications or maintain any patents in force in connection therewith.

                  SECTION 3.13 Software and Other License Agreements. If after the Time of Distribution, Rockwell Collins (or any member of the Rockwell Collins Group) or Rockwell Science Center (or any member of the Rockwell Science Center Group), as the case may be, no longer has licensee rights under any software or other license agreement of Rockwell (or any member of the Rockwell Automation Group) (a "Rockwell Automation License Agreement") that, prior to the Time of Distribution, was used in the conduct of the Rockwell Collins Business or the Rockwell Science Center Business, as the case may be, (i) because such license agreement does not constitute a Rockwell Collins Asset or a Rockwell Science Center Asset, as the case may be, (ii) because the transfer of, or sublicense under such Rockwell Automation License Agreement required the consent of a third party and such consent was not obtained or (iii) for any other reason, then Rockwell Collins or Rockwell Science Center, as the case may be, shall be responsible for all costs and expenses incurred in connection with the procurement of new license agreements to replace any such Rockwell Automation License Agreements.

                  SECTION 3.14 Charitable Entities. Prior to the Time of Distribution, Rockwell Collins shall have established the Rockwell Collins Charitable Corporation. Promptly after all required governmental approvals applicable thereto are obtained:

                  (i) Rockwell shall cause to be transferred from the Rockwell Charitable Trust to the Rockwell Collins Charitable Corporation an aggregate amount equal to the sum of (A) the amount of the Rockwell Collins Charitable Commitments outstanding at the time of such transfer, plus (B) 40% of the remainder of (x) the assets of the Rockwell Charitable Trust at the Time of Distribution, minus (y) $5,034,000; and

                  (ii) Rockwell shall cause to be transferred to the Rockwell Collins Charitable Corporation, and Rockwell and Rockwell Collins shall cause the Rockwell Collins


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
         Charitable Corporation to assume, the Rockwell Collins Charitable Commitments that remain outstanding at the time of such transfer and assumption.

                                   ARTICLE IV

                         MUTUAL RELEASE; INDEMNIFICATION


                  SECTION 4.01 Mutual Release. Effective as of the Time of Distribution and except as otherwise specifically set forth in the Transaction Agreements, each of Rockwell, on behalf of itself and the Rockwell Subsidiaries, Rockwell Collins, on behalf of itself and the Rockwell Collins Subsidiaries, and Rockwell Science Center, on behalf of itself and the Rockwell Science Center Subsidiaries, hereby releases and forever discharges each other party and its Subsidiaries, and its and their respective officers, directors, agents, record and beneficial security holders (including trustees and beneficiaries of trusts holding such securities), advisors and Representatives (in each case, in their respective capacities as such) and their respective heirs, executors, administrators, successors and assigns, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, claims and Liabilities whatsoever of every name and nature, both in law and in equity, which the releasing party has or ever had or ever will have, which arise out of or relate to events, circumstances or actions taken by such other party occurring or failing to occur or any conditions existing at or prior to the Time of Distribution; provided, however, that the foregoing general release shall not apply to (i) any Liabilities or other obligations (including Liabilities with respect to payment, reimbursement, indemnification or contribution) under the Transaction Agreements or assumed, transferred, assigned, allocated or arising under any of the Transaction Agreements (including any Liability that the parties may have with respect to payment, performance, reimbursement, indemnification or contribution pursuant to any Transaction Agreement for claims brought against the parties by third Persons) and the foregoing release will not affect any party's right to enforce the Transaction Agreements in accordance with their terms, (ii) any Liability arising from or relating to any agreement, arrangement, commitment or undertaking described in Section 3.04(b)(ii) (including Ordinary Course Intercompany Arrangements), or (iii) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 4.01 (provided, that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any member of any other Group with respect to any Liability to the extent such member of the other Group would be released with respect to such Liability by this Section 4.01 but for this clause (iii)).

                  SECTION 4.02 Indemnification by Rockwell. Subject to the provisions of this Article IV, Rockwell shall indemnify, defend and hold harmless the Rockwell Collins Indemnitees and the Rockwell Science Center Indemnitees from and against, and pay or reimburse, as the case may be, the Rockwell Collins Indemnitees and the Rockwell Science Center Indemnitees for, all Indemnifiable Losses, as incurred, suffered by any Rockwell Collins Indemnitee or Rockwell Science Center Indemnitee, as the case may be, based upon, arising out of or relating to the following (except that paragraph (b) below shall not apply to Rockwell Science Center Indemnitees):

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
                  (a) the Rockwell Automation Liabilities (including the failure by Rockwell or any other member of the Rockwell Automation Group to pay, perform or otherwise discharge such Liabilities in accordance with their terms), whether such Indemnifiable Losses are based upon, arise out of or relate to events, occurrences, actions, omissions, facts, circumstances or conditions occurring, existing or asserted before, at or after the Time of Distribution;

                  (b) any untrue statement or alleged untrue statement of a material fact contained in the sections of the Form 10 listed on
         Schedule 4.02(b), or any omission or alleged omission to state in such sections a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only in each case with respect to information relating to the Rockwell Automation Group provided by Rockwell expressly for use in the sections of the Form 10 listed on
         Schedule 4.02(b);

                  (c) the breach by any member of the Rockwell Automation Group of any agreement or covenant contained in a Transaction Agreement which does not by its express terms expire at the Time of Distribution; or

                  (d) the enforcement by the Rockwell Collins Indemnitees or the Rockwell Science Center Indemnitees, as the case may be, of their rights to be indemnified, defended and held harmless under this Section 4.02.

                  SECTION 4.03 Indemnification by Rockwell Collins. Subject to the provisions of this Article IV, Rockwell Collins shall indemnify, defend and hold harmless the Rockwell Automation Indemnitees and the Rockwell Science Center Indemnitees from and against, and pay or reimburse, as the case may be, the Rockwell Automation Indemnitees and the Rockwell Science Center Indemnitees for, all Indemnifiable Losses, as incurred, suffered by any Rockwell Automation Indemnitee or Rockwell Science Center Indemnitee, as the case may be, based upon, arising out of or relating to the following (except that paragraphs (b) and (d) below will not apply to Rockwell Science Center Indemnitees):

                  (a) the Rockwell Collins Liabilities (including the failure by Rockwell Collins or any other member of the Rockwell Collins Group to pay, perform or otherwise discharge Rockwell Collins Liabilities in accordance with their terms), whether such Indemnifiable Losses are based upon, arise out of or relate to events, occurrences, actions, omissions, facts, circumstances or conditions occurring, existing or asserted before, at or after the Time of Distribution;

                  (b) any untrue statement or alleged untrue statement of a material fact contained in the Form 10, or any omission or alleged omission to state in the Form 10 a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case with respect to information relating to the Rockwell Automation Group provided by Rockwell expressly for use in the sections of the Form 10 listed on Schedule 4.02(b);

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
                  (c) the breach by any member of the Rockwell Collins Group of any agreement or covenant contained in a Transaction Agreement which does not by its express terms expire at the Time of Distribution;

                  (d) the use by members of the Rockwell Collins Group of any names, trademarks, trade names, domain names or corporate symbols or logos pursuant to Section 3.10(b) or Section 3.10(d); or

                  (e) the enforcement by the Rockwell Automation Indemnitees or the Rockwell Science Center Indemnitees, as the case may be, of their rights to be indemnified, defended and held harmless under this Section 4.03.

                  SECTION 4.04 Indemnification by Rockwell Science Center. Subject to the provisions of this Article IV, Rockwell Science Center shall indemnify, defend and hold harmless the Rockwell Automation Indemnitees and the Rockwell Collins Indemnitees from and against, and pay or reimburse, as the case may be, the Rockwell Automation Indemnitees and the Rockwell Collins Indemnitees for, all Indemnifiable Losses, as incurred, suffered by any Rockwell Automation Indemnitee or Rockwell Collins Indemnitee, as the case may be, based upon, arising out of or relating to the following (except that paragraph (c) below will not apply to Rockwell Collins Indemnitees):

                  (a) the Rockwell Science Center Liabilities (including the failure by Rockwell Science Center or any other member of the Rockwell Science Center Group to pay, perform or otherwise discharge Rockwell Science Center Liabilities in accordance with their terms), whether such Indemnifiable Losses are based upon, arise out of or relate to or are otherwise in connection with events, occurrences, actions, omissions, facts, circumstances or conditions occurring, existing or asserted before, at or after the Time of Distribution;

                  (b) the breach by any member of the Rockwell Science Center Group of any agreement or covenant contained in a Transaction Agreement which does not by its express terms expire at the Time of Distribution;

                  (c) the use by members of the Rockwell Science Center Group of any names, trademarks, trade names, domain names or corporate symbols or logos pursuant to Section 3.10(c) or Section 3.10(d); or

                  (d) the enforcement by the Rockwell Automation Indemnitees or the Rockwell Collins Indemnitees, as the case may be, of their rights to be indemnified, defended and held harmless under this Section 4.04.

                  SECTION 4.05 Limitations on Indemnification Obligations.

                  (a) The amount which any party (an "Indemnifying Party") is or may be required to pay to an Indemnitee in respect of Indemnifiable Losses or other Liability for which indemnification is provided under this Agreement shall be reduced by any amounts actually received (including Insurance Proceeds actually received) by or on behalf of such Indemnitee

(net of increased insurance premiums and charges related directly and solely to the related Indemnifiable Losses and costs and expenses (including reasonable legal fees and expenses) incurred by such Indemnitee in connection with seeking to collect and collecting such amounts) in respect of such Indemnifiable Losses or other Liability (such net amounts are referred to herein as "Indemnity Reduction Amounts"). If any Indemnitee receives any Indemnity Reduction Amounts in respect of an Indemnifiable Loss for which indemnification is provided under this Agreement after the full amount of such Indemnifiable Loss has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such Indemnifiable Loss and such Indemnity Reduction Amounts exceeds the remaining unpaid balance of such Indemnifiable Loss, then the Indemnitee shall promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (A) the amount theretofore paid by the Indemnifying Party in respect of such Indemnifiable Loss, less (B) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made. An insurer or other third party who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to any benefit they would not be entitled to receive in the absence of the indemnification provisions by virtue of the indemnification provisions hereof.

                  (b) In determining the amount of any Indemnifiable Losses, such amount shall be (i) reduced to take into account any net Tax benefit realized by the Indemnitee arising from the incurrence or payment by the Indemnitee of such Indemnifiable Losses and (ii) increased to take into account any net Tax cost incurred by the Indemnitee as a result of the receipt or accrual of payments hereunder (grossed-up for such increase), in each case determined by treating the Indemnitee as recognizing all other items of income, gain, loss, deduction or credit before recognizing any item arising from such Indemnifiable Losses. It is the intention of the parties to this Agreement that indemnity payments made pursuant to this Agreement are to be treated as relating back to the Distribution as an adjustment to capital (i.e., capital contribution or distribution), and the parties shall not take any position inconsistent with such intention before any Tax Authority (as defined in the Tax Allocation Agreement), except to the extent that a final determination (as defined in
Section 1313 of the Code) with respect to the recipient party causes any such payment not to be so treated.

                  SECTION 4.06 Procedures Relating to Indemnification.

                  (a) If a claim or demand is made against an Indemnitee, or an Indemnitee shall otherwise learn of an assertion, by any Person who is not a party to this Agreement (or an Affiliate thereof) as to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement (a "Third Party Claim"), such Indemnitee will notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnitee will deliver to the Indemnifying Party, promptly after the

Indemnitee's receipt thereof, copies of all material notices and documents (including court papers) received or transmitted by the Indemnitee relating to the Third Party Claim.

                  (b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party will be entitled to participate in or to assume the defense thereof (in either case, at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that if in the Indemnitee's reasonable judgment a conflict of interest exists in respect of such claim or if the Indemnifying Party shall have assumed responsibility for such claim with any reservations or exceptions, such Indemnitee will have the right to employ separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnitee and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel for all Indemnitees similarly situated) shall be paid by such Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnitee will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party will control such defense. The Indemnifying Party will be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party will promptly supply to the Indemnitee copies of all material correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee fully informed of all material developments relating to or in connection with such Third Party Claim (including providing to the Indemnitee on request updates and summaries as to the status thereof). If the Indemnifying Party chooses to defend a Third Party Claim, the parties hereto will cooperate in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party), which cooperation shall include the retention in accordance with this Agreement and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (c) No Indemnifying Party will consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any Third Party Claim without the Indemnitee's prior written consent (which consent will not be unreasonably withheld); provided, that if the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Indemnifiable Losses in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee and its Affiliates completely from all Liability in connection with such Third Party Claim; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge (x) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or any of its Affiliates or (y) that, in the reasonable opinion of the Indemnitee, would otherwise materially adversely affect the

Indemnitee or any of its Affiliates. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnitee will not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent will not be unreasonably withheld).

                  (d) Any claim on account of Indemnifiable Losses which does not involve a Third Party Claim will be asserted by reasonably prompt written notice given by the Indemnitee to the Indemnifying Party from whom such indemnification is sought. The failure by any Indemnitee so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to such Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure.

                  (e) In the event of payment in full by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party will be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee will cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

                  SECTION 4.07 Remedies Cumulative. Subject to the provisions of
Section 6.06, the remedies provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                  SECTION 4.08 Survival of Indemnities. The obligations of each of Rockwell, Rockwell Collins and Rockwell Science Center under this Article IV will not terminate at any time and will survive the sale or other transfer by any party of any assets or businesses or the assignment by any party of any Liabilities with respect to any Indemnifiable Losses of the other related to such assets, businesses or Liabilities.

                  SECTION 4.09 Exclusivity of Tax Allocation Agreement and Science Center Tax Allocation Agreement. Notwithstanding anything in this Agreement to the contrary, (a) the Tax Allocation Agreement will be the exclusive agreement between Rockwell and Rockwell Collins with respect to all Tax matters, including indemnification in respect of Tax matters and (b) the Science Center Tax Allocation Agreement will be the exclusive agreement between Rockwell and Rockwell Science Center with respect to all Tax matters, including indemnification in respect of Tax matters.

                                   ARTICLE V

                              ACCESS TO INFORMATION


                  SECTION 5.01 Access to Information.

                  (a) From and after the Time of Distribution, Rockwell will, and will cause each Rockwell Subsidiary to, afford to Rockwell Collins and its Representatives (at Rockwell Collins' expense) reasonable access and duplicating rights during normal business hours and upon reasonable advance notice to all Information within Rockwell's possession or control or in the possession or control of a Rockwell Subsidiary relating to Rockwell Collins, any Rockwell Collins Subsidiary or the Rockwell Collins Business insofar as such access is reasonably required by Rockwell Collins or any Rockwell Collins Subsidiary, subject to the provisions below regarding Privileged Information.

                  (b) From and after the Time of Distribution, Rockwell will, and will cause each Rockwell Subsidiary to, afford to Rockwell Science Center and its Representatives (at Rockwell Science Center's expense) reasonable access and duplicating rights during normal business hours and upon reasonable advance notice to all Information within Rockwell's possession or control or in the possession or control of a Rockwell Subsidiary relating to Rockwell Science Center, any Rockwell Science Center Subsidiary or the Rockwell Science Center Business insofar as such access is reasonably required by Rockwell Science Center or any Rockwell Science Center Subsidiary, subject to the provisions below regarding Privileged Information.

                  (c) From and after the Time of Distribution, Rockwell Collins will, and will cause each Rockwell Collins Subsidiary to, afford to Rockwell and its Representatives (at Rockwell's expense) reasonable access and duplicating rights during normal business hours and upon reasonable advance notice to all Information within Rockwell Collins' possession or control or in the possession or control of a Rockwell Collins Subsidiary relating to Rockwell, any Rockwell Subsidiary or the Rockwell Automation Business insofar as such access is reasonably required by Rockwell or any Rockwell Subsidiary, subject to the provisions below regarding Privileged Information.

                  (d) From and after the Time of Distribution, Rockwell Collins will, and will cause each Rockwell Collins Subsidiary to, afford to Rockwell Science Center and its Representatives (at Rockwell Science Center's expense) reasonable access and duplicating rights during normal business hours and upon reasonable advance notice to all Information within Rockwell Collins' possession or control or in the possession or control of a Rockwell Collins Subsidiary relating to Rockwell Science Center, any Rockwell Science Center Subsidiary or the Rockwell Science Center Business insofar as such access is reasonably required by Rockwell Science Center or any Rockwell Science Center Subsidiary, subject to the provisions below regarding Privileged Information.

                  (e) From and after the Time of Distribution, Rockwell Science Center will, and will cause each Rockwell Science Center Subsidiary to, afford to Rockwell and its Representatives (at Rockwell's expense) reasonable access and duplicating rights during normal business hours and upon reasonable advance notice to all Information within Rockwell Science Center's possession or control or in the possession or control of a Rockwell Science Center Subsidiary relating to Rockwell, any Rockwell Subsidiary or the Rockwell Automation Business insofar as such access is reasonably required by Rockwell or any Rockwell Subsidiary, subject to the provisions below regarding Privileged Information.

                  (f) From and after the Time of Distribution, Rockwell Science Center will, and will cause each Rockwell Science Center Subsidiary to, afford to Rockwell Collins and its Representatives (at Rockwell Collins' expense) reasonable access and duplicating rights during normal business hours and upon reasonable advance notice to all Information within Rockwell Science Center's possession or control or in the possession or control of a Rockwell Science Center Subsidiary relating to Rockwell Collins, any Rockwell Collins Subsidiary or the Rockwell Collins Business insofar as such access is reasonably required by Rockwell Collins or any Rockwell Collins Subsidiary, subject to the provisions below regarding Privileged Information.

                  (g) Without limiting the foregoing, Information may be requested under this Article V for audit, accounting, claims, litigation, insurance, environmental and safety and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

                  In furtherance of the foregoing:

                  (i) Each party acknowledges that (A) each of Rockwell, Rockwell Collins and the Rockwell Science Center (and the members of the Rockwell Automation Group, the Rockwell Collins Group and the Rockwell Science Center Group, respectively) has or may obtain Privileged Information; (B) there are a number of Actions affecting one or more of the members of the Rockwell Automation Group, the Rockwell Collins Group and the Rockwell Science Center Group; (C) the parties may have a common legal interest in Actions, in the Privileged Information, and in the preservation of the confidential status of the Privileged Information; and (D) each of Rockwell, Rockwell Collins and Rockwell Science Center intends that the transactions contemplated by the Transaction Agreements and any transfer of Privileged Information in connection therewith shall not operate as a waiver of any potentially applicable privilege.

                  (ii) Each of Rockwell, Rockwell Collins and Rockwell Science Center agrees, on behalf of itself and each member of the Group of which it is a member, not to disclose or otherwise waive any privilege attaching to any Privileged Information relating to the business of another Group without providing prompt written notice to and obtaining the prior written consent of the applicable other party, which consent will not be unreasonably withheld. In the event of a disagreement between any member of the Rockwell Automation Group, any member of the Rockwell Collins Group and/or any member of the Rockwell Science Center Group concerning the reasonableness of withholding such consent, no disclosure will be made prior to a final, nonappealable resolution of such disagreement.

                  (iii) Upon any member of the Rockwell Automation Group, any member of the Rockwell Collins Group or any member of the Rockwell Science Center Group receiving any subpoena or other compulsory disclosure notice from a court, other Governmental Entity or otherwise which requests disclosure of Privileged Information, in each case relating to the business of another Group, the recipient of the notice will promptly provide to the applicable other party (following the notice provisions set forth herein) a copy of such notice, the intended response, and all materials or information relating to the other Group that might be disclosed. In the event of a disagreement as to the intended response or disclosure, unless and until the disagreement is resolved as provided in Section 5.01(g)(ii), the parties will cooperate to assert all defenses to disclosure claimed by any Group, at the cost and expense of the Group claiming such defense to disclosure, and shall not disclose any disputed documents or information until all legal defenses and claims of privilege have been finally determined.

                  SECTION 5.02 Production of Witnesses. Subject to Section 5.01, after the Time of Distribution, each of Rockwell, Rockwell Collins and Rockwell Science Center will, and will cause each member of the Rockwell Automation Group, the Rockwell Collins Group and the Rockwell Science Center Group, respectively, to, make available to each other party and members of such other party's Group, upon written request and at the cost and expense of the party so requesting, its directors, officers, employees and agents as witnesses to the extent that any such Person may reasonably be required (giving consideration to business demands of such directors, officers, employees and agents) in connection with any Actions or other proceedings in which the requesting party may from time to time be involved, provided that the same shall not unreasonably interfere with the conduct of business by the Group of which the request is made.

                  SECTION 5.03 Retention of Records. Except as otherwise required by law or agreed to by the parties in writing, if any Information relating to the business, assets or Liabilities of a member of a Group is retained by a member of any other Group, each of Rockwell, Rockwell Collins and Rockwell Science Center will, and will cause the members of the Group of which it is a member to, retain for the period required by the applicable Rockwell records retention policy in effect immediately prior to the Time of Distribution all such Information in such Group's possession or under its control. In addition, after the expiration of such required retention period, if any member of a Group wishes to destroy or dispose of any such Information, prior to destroying or disposing of any of such Information, (1) Rockwell, Rockwell Collins or Rockwell Science Center, on behalf of the member of its Group that is proposing to dispose of or destroy any such Information, will provide no less than 30 days' prior written notice to the applicable other party, specifying in reasonable detail the Information proposed to be destroyed or disposed of, and
(2) if, prior to the scheduled date for such destruction or disposal, the recipient of such notice requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party whose Group is proposing to dispose of or destroy such Information promptly will arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party.

                  SECTION 5.04 Confidentiality. Subject to Section 5.01, which shall govern Privileged Information, from and after the Time of Distribution, each of Rockwell, Rockwell Collins and Rockwell Science Center shall hold, and shall use reasonable efforts to cause members of its Group and its and their Representatives to hold, in strict confidence all Information concerning each other party's Group in its possession or control or furnished to it by such other party's Group pursuant to the Transaction Agreements or the transactions contemplated thereby and will not release or disclose such Information to any other Person, except members of its Group and its and their Representatives, who will be bound by the provisions of this Section 5.04; provided, however, that any member of the Rockwell Automation Group, the Rockwell Collins Group or the Rockwell Science Center Group may disclose such Information to the extent that
(a) disclosure is compelled by judicial or administrative process or, in the opinion of such Person's counsel, by other requirements of law (in which case the party required to make such disclosure will notify the other party as soon as practicable of such obligation or requirement and cooperate with the other party to limit the Information required to be disclosed and to obtain a protective order or other appropriate remedy with respect to the Information ultimately disclosed) or (b) such Person can show that such Information was (i) available to such Person on a nonconfidential basis (other than from a member of another party's Group) prior to its disclosure by such Person, (ii) in the public domain through no fault of such Person, or (iii) lawfully acquired by such Person from another source after the time that it was furnished to such Person by another party's Group, and not acquired from such source subject to any confidentiality obligation on the part of such source known to the acquiror, or on the part of the acquiror. Each party acknowledges that it will be liable for any breach of this Section 5.04 by its Representatives to whom such Information is disclosed by such party. Notwithstanding the foregoing, each of Rockwell, Rockwell Collins and Rockwell Science Center will be deemed to have satisfied its obligations under this Section 5.04 with respect to any Information (other than Privileged Information) if it exercises the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.

                                   ARTICLE VI

                                  MISCELLANEOUS


                  SECTION 6.01 Entire Agreement; Construction. This Agreement and the Ancillary Agreements, including any annexes, schedules and exhibits hereto or thereto, and other agreements and documents referred to herein and therein, will together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter. Notwithstanding any other provisions in the Transaction Agreements to the contrary, (i) in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Employee Matters Agreement, the Tax Allocation Agreement or the Science Center Tax Allocation Agreement, the provisions of the Employee Matters Agreement, the Tax Allocation Agreement or the Science Center Tax Allocation Agreement, as appropriate, will control and
(ii) in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of any Conveyance and Assumption Instruments, the provisions of this Agreement will control.

                  SECTION 6.02 Survival of Agreements. Except as otherwise contemplated by the Transaction Agreements, all covenants and agreements of the parties contained in the Transaction Agreements will remain in full force and effect and survive the Time of Distribution.

                  SECTION 6.03 Expenses.

                  (a) Except as otherwise set forth in any Transaction Agreement, (i) all Rockwell Automation Expenses will be charged to and paid by Rockwell, (ii) all Rockwell Collins Expenses will be charged to and paid by Rockwell Collins and (iii) all Rockwell Science Center Expenses will be charged to and paid by Rockwell Science Center.

                  (b) Within ten days after the Distribution Date, Rockwell Collins will reimburse Rockwell (by wire transfer to Rockwell's bank account at Mellon Bank, N.A., Pittsburgh, Pennsylvania, account number 102-3474) for all amounts in respect of Rockwell Collins Expenses paid by Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) before or at the Time of Distribution and notified in writing by Rockwell to Rockwell Collins within five days after the Distribution Date. Promptly after Rockwell's request therefor, Rockwell Collins will reimburse Rockwell (by wire transfer to the same bank account referred to in the preceding sentence) for all Rockwell Collins Expenses paid by Rockwell or any of its Subsidiaries before, at or after the Time of Distribution (other than as previously reimbursed by Rockwell Collins pursuant to the preceding sentence). Rockwell will, at the request of Rockwell Collins, provide Rockwell Collins with appropriate documentation to support Rockwell Collins Expenses required to be reimbursed to Rockwell pursuant to this Section 6.03(b).

                  (c) Within ten days after the Distribution Date, Rockwell Science Center will reimburse Rockwell (by wire transfer to Rockwell's bank account at Mellon Bank, N.A., Pittsburgh, Pennsylvania, Account No. 102-3474) for all amounts in respect of Rockwell Science Center Expenses paid by Rockwell or any of its Subsidiaries (including members of the Rockwell Collins Group and members of the Rockwell Science Center Group) before or at the Time of Distribution and notified in writing by Rockwell to Rockwell Science Center within five days after the Distribution Date. Promptly after Rockwell's request therefor, Rockwell Science Center will reimburse Rockwell (by wire transfer to the same bank account referred to in the preceding sentence) for all Rockwell Science Center Expenses paid by Rockwell or any of its Subsidiaries before, at or after the Time of Distribution (other than as previously reimbursed by Rockwell Science Center pursuant to the preceding sentence). Rockwell will, at the request of Rockwell Science Center, provide Rockwell Science Center with appropriate documentation to support Rockwell Science Center Expenses required to be reimbursed to Rockwell pursuant to this Section 6.03(c).

                  (d) Except as otherwise set forth in any Transaction Agreement, all out-of-pocket costs and expenses incurred following the Time of Distribution in connection with implementation of the transactions contemplated by the Transaction Agreements will be charged to and paid by the party for whose benefit the expenses are incurred, with any out-of-pocket expenses which cannot be allocated on such basis to be split equally between Rockwell and Rockwell Collins.

                  SECTION 6.04 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

                  SECTION 6.05 Notices. All notices, requests, claims, demands and other communications required or permitted to be given hereunder will be in writing and will be delivered by hand or telecopied, e-mailed or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, when e-mail confirmation is received if delivered by e-mail, or three business days after being so mailed (one business day in the case of express mail or overnight courier service). All such notices, requests, claims, demands and other communications will be addressed as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (a)      If to Rockwell:

                           Rockwell International Corporation
                           Firstar Center
                           777 East Wisconsin Avenue
                           Milwaukee, Wisconsin  53202

                           Attention:    Mr. Michael A. Bless
                                         Senior Vice President,
                                            Finance and Planning and
                                            Chief Financial Officer
                           Telecopy:     (414) 212-5552
                           E-mail:       mabless@corp.rockwell.com

                           with a copy to:

                           Rockwell International Corporation
                           Firstar Center
                           777 East Wisconsin Avenue
                           Milwaukee, Wisconsin  53202

                           Attention:    William J. Calise, Jr., Esq.
                                         Senior Vice President,
                                            General Counsel and Secretary
                           Telecopy:     (414) 212-5357
                           E-mail:       wjcalise@corp.rockwell.com

                  (b)      If to Rockwell Collins:

                           Rockwell Collins, Inc.
                           400 Rockwell Collins Road NE
                           Cedar Rapids, Iowa  52498

                           Attention:    Lawrence A. Erickson
                                         Senior Vice President and
                                            Chief Financial Officer
                           Telecopy:     (319) 295-3400
                           E-mail:       laericks@rockwellcollins.com

                           with a copy to:

                           Rockwell Collins, Inc.
                           400 Rockwell Collins Road NE
                           Cedar Rapids, Iowa  52498

                           Attention:
                                         Senior Vice President,
                                            General Counsel and Secretary
                           Telecopy:     (319) 295-3599

                  (c)      If to Rockwell Science Center:

                           Rockwell Scientific Company LLC
                           1049 Camino Dos Rios
                           Thousand Oaks, California  91360

                           Attention:    Derek T. Cheung
                                         President and Chief Executive Officer
                           Telecopy:     (805) 373-4775
                           E-Mail:       dcheung@rwsc.com

                           with a copy to:

                           Rockwell Scientific Company LLC
                           1049 Camino Dos Rios
                           Thousand Oaks, California  91360

                           Attention:    Wayne A. Davey
                                         Vice President and Chief Financial
                                            Officer
                           Telecopy:     (805) 373-4775
                           E-Mail:       wdavey@rwsc.com
                           and with a copy to Rockwell (in the case of any notice given by a member of the Rockwell Collins Group) or Rockwell Collins (in the case of any notice given by any member of the Rockwell Automation Group).

                  SECTION 6.06 Dispute Resolution. In the event that any dispute, claim or controversy (collectively, a "dispute") arises out of or relates to this Agreement, the Employee Matters Agreement, the Tax Allocation Agreement or the Science Center Tax Allocation Agreement, any provision of this Agreement, the Employee Matters Agreement, the Tax Allocation Agreement or the Science Center Tax Allocation Agreement or the breach, performance, enforcement or validity or invalidity of any thereof, the Chief Financial Officers of the parties affected thereby will attempt a good faith resolution of such dispute within 30 days after any party notifies any other party in writing of such dispute. If the dispute is not resolved by such designees within 30 days of receipt of such notification, or within such other time as they may agree, such dispute will be referred for resolution to the Chief Executive Officers of the parties affected thereby. Should they be unable to resolve such dispute within 30 days following such referral to them, or within such other time as they may agree, the parties affected thereby will then attempt in good faith to resolve such dispute by mediation in accordance with the then-existing CPR Mediation Procedure promulgated by the CPR Institute for Dispute Resolution, New York City. If such mediation is unsuccessful within 60 days after commencement thereof, any party to the dispute may pursue any other remedies available to it.

                  SECTION 6.07 Consent to Jurisdiction. Each of Rockwell, Rockwell Collins and Rockwell Science Center irrevocably submits to the exclusive jurisdiction of (i) the Court of Chancery in and for the State of Delaware and the Superior Court in and for the State of Delaware and (ii) the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Employee Matters Agreement, the Tax Allocation Agreement or the Science Center Tax Allocation Agreement or any transaction contemplated thereby or the breach, performance, enforcement or validity or invalidity of any thereof (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of Rockwell, Rockwell Collins and Rockwell Science Center further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such party's respective address set forth in
Section 6.05 will be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of Rockwell, Rockwell Collins and Rockwell Science Center irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, the Employee Matters Agreement, the Tax Allocation Agreement or the Science Center Tax Allocation Agreement or the transactions contemplated thereby or the breach, performance, enforcement or validity or invalidity of any thereof in (i) the Court of Chancery in and for the State of Delaware and the Superior Court in and for the State of Delaware or
(ii) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each party agrees that a final judgment in any action, suit or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

                  SECTION 6.08 Amendments. This Agreement cannot be amended, modified or supplemented except by a written agreement executed by each party affected thereby.

                  SECTION 6.09 Assignment. No party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties affected thereby in their sole and absolute discretion, except that, other than as expressly provided herein, any party may (without obtaining any consent) assign any of its rights hereunder to a successor to all or any part of its business. Any such conveyance, assignment or transfer requiring the prior written consent of the other parties which is made without such consent will be void ab initio. No assignment of this Agreement will relieve the assigning party of its obligations hereunder.

                  SECTION 6.10 Captions; Currency. The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered articles or sections are to articles and sections of this Agreement and all references herein to annexes or schedules are to annexes and schedules to this Agreement. Unless otherwise specified, all references contained in this Agreement, in any annex or schedule referred to herein or in any instrument or document delivered pursuant hereto to dollars or "$" shall mean United States Dollars.

                  SECTION 6.11 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties affected thereby will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

                  SECTION 6.12 Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement, except that the provisions of Sections 4.02, 4.03 and 4.04 hereof shall inure to the benefit of the Persons referred to therein.

                  SECTION 6.13 Schedules. All annexes and schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the schedules hereto but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.

                  SECTION 6.14 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Time of Distribution by and in the sole discretion of the Rockwell Board without the approval of Rockwell Collins, Rockwell Science Center, or

Rockwell's shareowners. In the event of such termination, no party will have any liability of any kind to any other party on account of such termination.

                  SECTION 6.15 Waivers; Remedies. The conditions to Rockwell's obligation to consummate the Distribution are for the sole benefit of Rockwell and may be waived in writing by Rockwell in whole or in part in Rockwell's sole discretion. No failure or delay on the part of Rockwell, Rockwell Collins or Rockwell Science Center in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of Rockwell, Rockwell Collins or Rockwell Science Center of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Subject to the provisions of Section 6.06, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

                  SECTION 6.16 Further Assurances. From time to time after the Distribution, as and when requested by any party hereto, each other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such actions as the requesting party may reasonably request to consummate the transactions contemplated by the Transaction Agreements.

                  SECTION 6.17 Counterparts. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

                  SECTION 6.18 Performance. Each party will cause to be performed and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such party.

                  SECTION 6.19 Currency Calculations. Following the Distribution Date, for purposes of calculating the United States Dollar equivalent of any amount payable under any Transaction Agreement which is denominated in a currency other than United States Dollars, the New York foreign exchange selling rate applicable to such currency will be used, as published in the Wall Street Journal, New York Edition, for the second business day preceding the earlier of the date such payment is due or the date such payment is made (it being understood that this Section 6.19 shall not apply to the conversion of foreign currency balances made as of the Distribution Date in accordance with standard Rockwell accounting practices and procedures).

                  SECTION 6.20 Interpretation. Any reference herein to any federal, state, local, or foreign law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement and (c) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation".

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first hereinabove written.


                                   ROCKWELL INTERNATIONAL CORPORATION



                                   By:   /s/    William J. Calise, Jr.
                                      ------------------------------------------
                                         Name:  William J. Calise, Jr.
                                         Title: Senior Vice President, General
                                                   Counsel and Secretary



                                   ROCKWELL COLLINS, INC.



                                   By:   /s/    Lawrence A. Erickson
                                      ------------------------------------------
                                         Name:  Lawrence A. Erickson
                                         Title: Senior Vice President and
                                                   Chief Financial Officer



                                   ROCKWELL SCIENTIFIC COMPANY LLC



                                   By:   /s/    Wayne A. Davey
                                      ------------------------------------------
                                         Name:  Wayne A. Davey
                                         Title: Vice President and
                                                   Chief Financial Officer



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